FINAL EXECUTION COPY


                  AGREEMENT AND PLAN OF MERGER AND CONTRIBUTION

                                   DATED AS OF

                                FEBRUARY 13, 2002

                                  BY AND AMONG

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS,

   THAT CERTAIN OHIO TRUST, DECLARED AS OF OCTOBER 1, 1996, BY ADOLPH POSNICK,
                                    TRUSTEE,

                          FIRST UNION MANAGEMENT, INC.,

                              GGC MERGER SUB, INC.,

                             GOTHAM PARTNERS, L.P.,

                           GOTHAM GOLF PARTNERS, L.P.,

                         FLORIDA GOLF ASSOCIATES, L.P.,

                         FLORIDA GOLF PROPERTIES, INC.,

                                       AND

                                GOTHAM GOLF CORP.

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

                                    ARTICLE I

                                     GENERAL

Section 1.01. Defined Term Index.............................................3


                                   ARTICLE II

                                   THE MERGERS

Section 2.01. The Mergers....................................................6
Section 2.02. Closing........................................................7
Section 2.03. Effective Time.................................................7
Section 2.04. Effects of the Mergers.........................................7
Section 2.05. Certificate of Incorporation and Bylaws........................7
Section 2.06. Directors......................................................8
Section 2.07. Officers.......................................................8
Section 2.08. Effects on Beneficial Interests and Capital Stock..............8
Section 2.09. Surrender and Payment; Designation of Paying Agent and
              FUMI Agent....................................................10
Section 2.10. [RESERVED]....................................................13
Section 2.11. Warrants......................................................13
Section 2.12. Subscription Rights; Designation of Subscription Rights
              Agent; Mechanics..............................................13
Section 2.13. The Notes.....................................................16
Section 2.14. The Escrow Fund...............................................18


                                   ARTICLE III

                                THE CONTRIBUTION

Section 3.01. The Contribution..............................................19


                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF GOTHAM, FGA, FGPI AND FGP

Section 4.01. Organization and Qualification................................20
Section 4.02. Authority; Non-Contravention; Approvals.......................20
Section 4.03. GGP Interests.................................................21
Section 4.04. Solicitation Documentation; Proxy Statement-Prospectus........21
Section 4.05. Availability of Funds.........................................22

Section 4.06. No Knowledge of Certain Facts.................................22


                                    ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF GGP, GGC AND SUB

Section 5.01. Organization and Qualification................................22
Section 5.02. Capitalization................................................23
Section 5.03. Interim Operations of GGC and Sub.............................23
Section 5.04. Subsidiaries..................................................23
Section 5.05. Authority; Non-Contravention; Approvals.......................24
Section 5.06. Reports and Financial Statements..............................25
Section 5.07. Absence of Undisclosed Liabilities; Material Adverse
              Effect........................................................26
Section 5.08. Litigation....................................................26
Section 5.09. Solicitation Documentation; Proxy Statement-Prospectus........26
Section 5.10. No Violation of Law...........................................26
Section 5.11. Compliance with Agreements; Certain Contracts.................27
Section 5.12. Taxes.........................................................28
Section 5.13. Employee Benefit Plans; ERISA.................................29
Section 5.14. Environmental Matters.........................................30
Section 5.15. Intellectual Property.........................................31
Section 5.16. Brokers and Finders...........................................31


                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
                          THE FUMI SHARE TRUST AND FUMI

Section 6.01. Organization and Qualification................................32
Section 6.02. Capitalization................................................32
Section 6.03. Subsidiaries..................................................34
Section 6.04. Authority; Non-Contravention; Approvals.......................35
Section 6.05. Reports and Financial Statements..............................36
Section 6.06. Absence of Undisclosed Liabilities; Material Adverse
              Effect........................................................37
Section 6.07. Litigation....................................................38
Section 6.08. Solicitation Documentation; Proxy Statement-Prospectus........38
Section 6.09. No Violation of Law...........................................38
Section 6.10. Compliance with Agreements; Certain Contracts.................39
Section 6.11. Taxes.........................................................41
Section 6.12. Employee Benefit Plans; ERISA.................................41
Section 6.13. Labor Controversies...........................................43
Section 6.14. Environmental Matters.........................................43
Section 6.15. Intellectual Property.........................................43
Section 6.16. Opinion of Financial Advisor..................................44
Section 6.17. Brokers and Finders...........................................44

                                   ARTICLE VII

                                    COVENANTS

Section 7.01. Conduct of the Company's Business Pending the Mergers.........44
Section 7.02. Certain Adjustment of Consideration...........................47
Section 7.03. Preparation of Solicitation Documentation and Proxy
              Statement-Prospectus; Company Meeting.........................47
Section 7.04. No Solicitation...............................................48
Section 7.05. Access to Information; Confidentiality........................49
Section 7.06. Post-Closing Note Redemption..................................49
Section 7.07. Section 16 Matters............................................50
Section 7.08. Public Announcements..........................................50
Section 7.09. Expenses and Fees.............................................50
Section 7.10. Agreement to Cooperate........................................51
Section 7.11. Trustees' and Officers' Indemnification.......................52
Section 7.12. Supplemental Indenture........................................53
Section 7.13. Market Listing................................................53
Section 7.14. Certain Actions and Undertakings by the FUMI Share Trust......53
Section 7.15. Advice of Changes.............................................53
Section 7.16. Affiliates....................................................53
Section 7.17. Creation of Golf LLC..........................................54
Section 7.18. Purchase of Underlying Shares.................................54


                                  ARTICLE VIII

                   CONDITIONS TO THE MERGERS AND CONTRIBUTION

Section 8.01. Conditions to the Obligations of Each Party...................54
Section 8.02. Conditions to the Obligations of Gotham, GGP, FGA, FGPI,
              GGC and Sub...................................................55
Section 8.03. Conditions to the Obligations of the Company..................56


                                   ARTICLE IX

                                   TERMINATION

Section 9.01. Termination...................................................56


                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.01. Effect of Termination........................................58
Section 10.02. Non-Survival of Representations and Warranties...............58
Section 10.03. Notices......................................................58

Section 10.04. Interpretation...............................................59
Section 10.05. Miscellaneous................................................60
Section 10.06. Counterparts.................................................60
Section 10.07. Amendments; Extensions.......................................60
Section 10.08. Entire Agreement.............................................61
Section 10.09. Severability.................................................61
Section 10.10. Specific Performance.........................................61
Section 10.11. No Admission.................................................61

EXHIBITS
--------

EXHIBIT A   - Voting Agreement
EXHIBIT B   - Mirror Series A Certificate of Designations EXHIBIT C - Note Terms
EXHIBIT D   - Form of GGP Amended and Restated Agreement of Limited
              Partnership and related constitutive documents
EXHIBIT E   - Form of Amended and Restated Certificate of Incorporation of GGC
EXHIBIT F   - Form of Amended and Restated Bylaws of GGC
EXHIBIT G   - Form of GGP Equityholders Agreement
EXHIBIT H   - Fairness Opinion
EXHIBIT I   - Form of Second Supplemental Indenture
EXHIBIT J   - Form of Affiliate Letter

SCHEDULES
---------

SCHEDULE A    - Gotham Disclosure Schedule
SCHEDULE B    - GGP Disclosure Schedule
SCHEDULE C    - Company Disclosure Schedule

                AGREEMENT AND PLAN OF MERGER AND CONTRIBUTION
                ---------------------------------------------


            AGREEMENT AND PLAN OF MERGER AND CONTRIBUTION, dated as of February 13, 2002 (this "AGREEMENT"), by and among First Union Real Estate Equity and Mortgage Investments, an Ohio business trust (the "COMPANY"), that certain Ohio trust, declared as of October 1, 1996, by Adolph Posnick, trustee (the "FUMI SHARE TRUST"), First Union Management, Inc., a Delaware corporation ("FUMI"), Gotham Partners, L.P., a Delaware limited partnership ("GOTHAM"), Gotham Golf Partners, L.P., a Delaware limited partnership ("GGP"), Gotham Golf Corp., a Delaware corporation and wholly owned subsidiary of GGP ("GGC"), GGC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of GGC ("SUB"), Florida Golf Properties, Inc., a Florida corporation and the sole general partner of GGP ("FGPI"), and Florida Golf Associates, L.P., a Virginia limited partnership ("FGA"), (the Company, the FUMI Share Trust, Gotham, GGP, GGC, Sub, FGPI and FGA collectively, the "PARTIES").

                              W I T N E S S E T H:
                              -------------------

            WHEREAS, the respective Boards of Trustees, Trustees, Boards of Directors or partners of the Company, the FUMI Share Trust, FUMI, GGP, GGC and Sub, as the case may be, have approved this Agreement and the transactions contemplated hereby, and deem such matters advisable and in the best interests of their respective common shareholders, common equity participants, partners or holders of beneficial interests or similar common equity instruments, as the case may be, and agree to consummate the transactions contemplated hereby, including:

                  (A) the merger of the Company with and into GGC, with GGC as the surviving entity, in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Business Trust Law of the State of Ohio (the "BSTL"), on the terms and conditions set forth herein (defined below as the FUR Merger), whereby, among other things, each issued and outstanding share of beneficial interests, par value $1.00 per share, of the Company (each a "COMPANY COMMON SHARE") other than the Company Common Shares owned by the Company (or any of its direct or indirect wholly owned subsidiaries), issued and outstanding immediately prior to the Effective Time (as defined below) shall be converted into the right to receive (i) an amount in cash as set forth in this Agreement,
      (ii) three-fiftieths (3/50ths) of a Subscription Right (as defined below)
      (iii) at the option of the holder of the Company Common Share, either (X) an additional amount in cash as set forth in this Agreement or (Y), subject to the Adjustment Event (as defined below), 0.0057461 of a Note (as defined below) and (iv) if applicable, the Escrow Distribution Amount (as defined below) as set forth in this Agreement;

                  (B) the merger of Sub with and into FUMI, with FUMI as the surviving entity, in accordance with the DGCL, on the terms and conditions set forth herein (defined below as the Sub Merger, together with the FUR Merger, the "MERGERS"), whereby, among other things, (i) each share of common stock of Sub, par value $0.01 per share (each a "SUB SHARE"), issued and outstanding immediately prior to the Effective Time shall be converted into and become a fully paid and nonassessable share of FUMI common stock, without par value (each a "FUMI SHARE"), and (ii) each FUMI Share issued and outstanding immediately prior to the Effective Time shall
      (X) automatically be cancelled and retired, (Y) cease to exist and (Z) be converted into the right to receive an amount in cash as set forth in this Agreement; and, each holder of FUMI Shares immediately prior to the Effective Time shall cease to have any rights with respect thereto; and

                  (C) the contribution by (i) each of Gotham and FGA and Gotham's controlled affiliates of their respective limited partner interests in GGP to GGC and (ii) FGPI of its general partner interests in GGP to GGC by transferring such general partner interests directly to a single-member Delaware limited liability company that, as of the Effective Time, shall be a single-member Delaware limited liability company and wholly owned subsidiary of GGC, created solely for the purpose of effecting the transactions contemplated by this Agreement ("GOLF LLC") (the matters described in the foregoing clauses (i) and (ii) collectively, the "CONTRIBUTION"), in each case, in exchange for common stock of GGC;

            WHEREAS, the parties acknowledge and agree that the Mergers and the Contribution are part of a single integrated plan, are cross-conditioned and shall be effected serially at a single closing in accordance herewith and applicable law;

            WHEREAS, as a condition to the willingness of, and as an inducement to, Gotham, Sub, GGC and GGP to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of Company Common Shares are entering into simultaneously herewith that certain Voting Agreement relating to the agreement of such holders to vote to approve the transactions contemplated by this Agreement, attached as EXHIBIT A;

            WHEREAS, the parties intend that the Contribution, taken together with the FUR Merger, shall constitute an exchange described in Section 351(a) or 351(b) of the Internal Revenue Code of 1986, as amended (the "CODE");

            WHEREAS, the Company Debt (as defined below) and the Company Preferred Shares (as defined below) will remain outstanding and be converted or exchanged, as the case may be, into securities of the Surviving Corporation (as defined below) after the Effective Time (as defined below), with substantially identical rights; and

            WHEREAS, the parties desire to make certain representations, warranties, covenants and other agreements in connection with this Agreement.

            NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I

                                     GENERAL

        Section 1.01.  Defined Term Index.
                       ------------------

TERM                                                          REFERENCE
----                                                          ---------
Acquisition Proposal...............................           Section 7.04(a)
Acquisition Transaction............................           Section 7.04(a)
Action.............................................           Section 7.11(a)
Adjustment Event...................................           Section 7.02
Affiliate Letter...................................           Section 7.16
Aggregate Holdback.................................           Section 2.08(c)(1)
Agreement..........................................           Preamble
Basic Subscription Privilege.......................           Section 2.12(a)
BSTL...............................................           Recitals
Cash Amount........................................           Section 2.08(c)
Cash Consideration.................................           Section 2.08(c)
Cash Consideration Adjustment......................           Section 2.08(c)(2)
Cash Electors......................................           Section 2.08(c)
Certificates.......................................           Section 2.08(d)
Certificates of Merger.............................           Section 2.03
Circle Tower Lease.................................           Section 6.10(c)
Closing............................................           Section 2.02
Closing Date.......................................           Section 2.02
Code...............................................           Recitals
Common Certificate.................................           Section 2.08(c)
Company............................................           Preamble
Company 10-K.......................................           Section 6.05
Company 10-Q.......................................           Section 6.05
Company Common Share...............................           Recitals
Company Debt.......................................           Section 6.04(b)
Company Debt Indenture.............................           Section 7.12
Company Disclosure Schedule........................           Article VI
Company Financial Advisor..........................           Section 6.16
Company Material Adverse Effect....................           Section 6.01
Company Meeting....................................           Section 4.04
Company Option.....................................           Section 6.02(a)
Company Option Plans...............................           Section 6.02(e)
Company Permits....................................           Section 6.09
Company Plans......................................           Section 6.12(a)

TERM                                                          REFERENCE
----                                                          ---------
Company Preferred Shares...........................           Section 2.08(a)
Company Required Approvals.........................           Section 6.04(c)
Company SEC Reports................................           Section 6.05
Company Shareholder Approval.......................           Section 6.04(a)
Confidentiality Agreement..........................           Section 7.05(a)
Contract...........................................           Section 4.02(c)
Contributed Property...............................           Section 3.01
Contribution.......................................           Recitals
Conversion Price...................................           Section 6.02(f)
Current GGP Agreement..............................           Section 5.01
Declined Notes.....................................           Section 2.13(c)
DGCL...............................................           Recitals
Dividend Holdback..................................           Section 2.08(c)(1)
Due Authorizations.................................           Section 7.10(a)
Effective Time.....................................           Section 2.03
Environmental Law..................................           Section 5.14(b)
Equityholders Agreement............................           Section 5.02(d)
ERISA..............................................           Section 5.13(a)
Escrow Agreement...................................           Section 7.11(a)
Escrow Amount......................................           Section 2.14(a)
Escrow Appraiser...................................           Section 2.14(c)
Escrow Arrangement.................................           Section 2.14(a)
Escrow Distribution Amount.........................           Section 2.14(b)
Escrow Distribution Costs..........................           Section 2.14(b)
Escrow Distribution Date...........................           Section 2.14(b)
Escrow Fund........................................           Section 2.14(a)
Escrow Share Holdback..............................           Section 2.08(c)(1)
Excess Shares......................................           Section 2.12(d)
Exchange Act.......................................           Section 4.02(b)
Existing Company Credit Facilities.................           Section 7.01(e)
Expiration Date....................................           Section 2.12(b)
Fairness Opinion...................................           Section 6.16
FGA................................................           Preamble
FGPI...............................................           Preamble
Fractional Note Purchase Rights....................           Section 2.13(c)
FUMI...............................................           Preamble
FUMI Agent.........................................           Section 2.09(a)
FUMI Cash Amount...................................           Section 2.08(e)
FUMI Share.........................................           Recitals
FUMI Share Trust...................................           Preamble
FUR Merger.........................................           Section 2.01(a)
GAAP...............................................           Section 5.06(a)
GGC................................................           Preamble
GGP................................................           Preamble
GGP Disclosure Schedule............................           Article V

TERM                                                          REFERENCE
----                                                          ---------
GGP Material Adverse Effect........................           Section 5.01
GGP Permits........................................           Section 5.10
GGP Plans..........................................           Section 5.13(a)
GGP Required Approvals.............................           Section 5.05(c)
GGP Reports........................................           Section 5.06(a)
GGP Subsidiary.....................................           Section 5.04
Golf LLC...........................................           Recitals
Gotham.............................................           Preamble
Gotham Note Payment................................           Section 2.13(e)
Gotham Notes.......................................           Section 2.13(e)
Gotham Disclosure Schedule.........................           Article IV
Gotham Required Approvals..........................           Section 4.02(b)
Governmental Authority.............................           Section 7.10(b)
Governmental Permits...............................           Section
                                                                   2.01(a)(viii)
Hazardous Substance................................           Section 5.14 (c)
Indemnified Parties................................           Section 7.11(a)
Indemnified Party..................................           Section 7.11(a)
Indenture Trustee..................................           Section 7.12
Intellectual Property..............................           Section 5.15
Interest Date......................................           Section 2.08(c)(2)
IRS................................................           Section 5.12
Merger Consideration...............................           Section 2.08(c)
Merger Share.......................................           Section 2.08(c)
Mergers............................................           Recitals
Mirror Series A Preferred Shares...................           Section 2.08(d)
Mirror Series A Certificate of Designations........           Section 2.08(d)
Multiemployer Plan.................................           Section 5.13(f)
Note...............................................           Section 2.08(c)
Note Agent.........................................           Section 2.13(a)
Note Cash Amount...................................           Section 2.08(c)
Note Consents......................................           Section 7.02
Note Election......................................           Section 2.08(c)
Note Terms.........................................           Section 2.13(b)
NYSE...............................................           Section 4.02(b)
Over-allotment Right...............................           Section 2.12(e)
Oversubscription Privilege.........................           Section 2.12(d)
parties............................................           Preamble
Paying Agent.......................................           Section 2.09(a)
Post-Closing Note Redemption.......................           Section 7.06
Potential Acquiror.................................           Section 7.04(b)
Preferred Certificate..............................           Section 2.08(d)
Proposed Determination.............................           Section 2.14(c)
Proxy Statement-Prospectus.........................           Section 4.04
Reasonably Expected Liabilities....................           Section 2.14(a)
Record Date........................................           Section 2.12

TERM                                                          REFERENCE
----                                                          ---------
Redeemed Notes.....................................           Section 7.06
Redemption Time....................................           Section 7.06
Registration Statement.............................           Section 4.04
Registration Statement Effective Date..............           Section 2.12
REIT...............................................           Section 6.11(b)
Remaining Escrow Amount............................           Section 2.14(b)
Remaining Notes                                               Section 2.13(d)
Restated GGC Agreements............................           Section 5.01
Restated GGP Agreement.............................           Section 5.01
SEC................................................           Section 2.12
Second Supplemental Indenture......................           Section 7.12
Securities Act.....................................           Section 4.02(b)
Shared Costs.......................................           Section 7.10(a)
Shared Costs Holdback..............................           Section 2.08(c)(1)
Shareholder Note Purchase Right....................           Section 2.13(d)
Solicitation Documentation.........................           Section 4.04
Sub................................................           Preamble
Sub Merger.........................................           Section 2.01(b)
Sub Merger Consideration...........................           Section 2.08(f)
Sub Share..........................................           Recitals
Subscription Forms.................................           Section 2.12
Subscription Price.................................           Section 2.12(a)
Subscription Right.................................           Section 2.08(c)
Subscription Rights Agent..........................           Section 2.12
Superior Proposal..................................           Section 7.04(b)
Surviving Corporation..............................           Section 2.01(a)
Tax Returns........................................           Section 5.12
Taxes..............................................           Section 5.12
Underlying Shares..................................           Section 2.08(c)
Undisclosed Liability..............................           Section 2.14(a)
VenTek.............................................           Article VI
Warrant Agreement..................................           Section 2.11
Warrants...........................................           Section 2.11


                                   ARTICLE II

                                   THE MERGERS

            Section 2.01. The Mergers. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and under the BSTL, the Company shall be merged with and into GGC at the Effective Time (the "FUR MERGER"). At the Effective Time, the separate existence of the Company shall cease, and GGC shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all of the rights and obligations of the Company in accordance with the DGCL and the BSTL.

            (b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Sub shall be merged with and into FUMI at the Effective Time (the "SUB MERGER"). At the Effective Time, the separate existence of Sub shall cease, and FUMI shall continue as the surviving corporation and shall succeed to and assume all of the rights and obligations of Sub in accordance with the DGCL.

            Section 2.02. Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Mergers and the Contribution (the "CLOSING") shall take place at 10:00 a.m., New York time, no later than the fifth business day after the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article VIII (other than those conditions to be satisfied or waived at the Closing), at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, or at such other time, date or place agreed to in writing by Gotham and the Company. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE".

            Section 2.03. Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on or, if permissible, prior to the Closing Date, certificates of merger, an amended declaration of trust or other appropriate documents (in any such case, the "CERTIFICATES OF MERGER") shall be duly prepared, executed and acknowledged by the parties in accordance with the relevant provisions of (A) the DGCL and (B) the BSTL, and filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Ohio. The Mergers shall become effective upon the filing of the Certificates of Merger with the Secretary of State of the State of Delaware or at such subsequent time or date as Gotham and the Company shall agree in writing and specify in the Certificates of Merger. The time at which the Mergers shall become effective is referred to in this Agreement as the "EFFECTIVE TIME".

            Section 2.04. Effects of the Mergers. The FUR Merger shall have the effects set forth in Sections 254 and 259 of the DGCL. The Sub Merger shall have the effects set forth in Sections 251 and 259 of the DGCL.

            Section 2.05. Certificates of Incorporation and Bylaws. (a) At the Effective Time, (i) subject to the applicable requirements of Section 7.11, the Certificate of Incorporation of GGC, as in effect immediately prior to the Effective Time, shall become the Certificate of Incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law and (ii) the Certificate of Incorporation of FUMI, as in effect immediately prior to the Effective Time, shall be amended and restated to read in substantially the same form as the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

            (b) At the Effective Time, (i) subject to the applicable requirements of Section 7.11, the Bylaws of GGC, as in effect immediately prior to the Effective Time, shall become the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law and
(ii) the Bylaws of FUMI, as in effect immediately prior to the Effective Time, shall be amended and restated to read in substantially the same form as the Bylaws of Sub, as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

            Section 2.06. Directors. (a) At the Effective Time, the Board of Directors of GGC immediately prior to the Effective Time shall become the Board of Directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            (b) At the Effective Time, the Board of Directors of Sub immediately prior to the Effective Time shall become the Board of Directors of FUMI, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            Section 2.07. Officers. (a) At the Effective Time, the officers of GGC immediately prior to the Effective Time shall become the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            (b) At the Effective Time, the officers of Sub immediately prior to the Effective Time shall be the officers of FUMI, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            Section 2.08. Effects on Beneficial Interests and Capital Stock. At the Effective Time, by virtue of the Mergers and without any action on the part of the holder of any shares of beneficial interests (including all equity capital) or common stock, as the case may be, of the Company, GGC, Sub or FUMI:

            (a) Cancellation of Company Treasury Stock. Each (i) Company Common Share that is owned by the Company (or any of its direct or indirect wholly owned subsidiaries) immediately prior to the Effective Time, as well as each share of the Company's Series A Cumulative Convertible Redeemable Preferred Shares of Beneficial Interests, par value $25.00 per share (the "COMPANY PREFERRED SHARES"), that is owned by the Company (or any of its direct or indirect wholly owned subsidiaries) immediately prior to the Effective Time, and (ii) Sub Share that is owned by Sub (or any of Sub's or GGC's direct or indirect wholly owned subsidiaries) immediately prior to the Effective Time, (X) shall automatically be cancelled and retired, (Y) shall cease to exist and (Z) no consideration shall be delivered in exchange therefor.

            (b) Cancellation of GGC Common Stock. Each share of GGC common stock immediately prior to the Effective Time (i) shall automatically be cancelled and retired, (ii) shall cease to exist and (iii) no consideration shall be delivered in exchange therefor; and, each holder of GGC common stock immediately prior to the Effective Time shall cease to have any rights with respect thereto.

            (c) Conversion of Company Common Shares. Each Company Common Share issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.08(a)) (each, a "MERGER SHARE") shall be converted into the right to receive the following (the "MERGER CONSIDERATION"): (i) subject to the Adjustment Event provided in Section 7.02 an amount in cash (rounded to the nearest whole cent and without interest) equal to $2.20 less the Aggregate
       Hold-
       back (defined below) (such amount, the "CASH AMOUNT"); (ii) three fiftieths (3/50ths) of an uncertificated right to subscribe (each such right, a "SUBSCRIPTION RIGHT") for common stock in the Surviving Corporation (the "UNDERLYING SHARES"), in accordance with Section 2.12;
       (iii) an additional amount in cash, without interest, equal to $0.35 (the "NOTE CASH AMOUNT" and collectively with the Cash Amount, the "CASH CONSIDERATION"), or, subject to the Adjustment Event, and at the option of the holder of the Company Common Shares (the "NOTE ELECTION"),
       0.0057461 of a debt security (one such debt security, a "NOTE") backed by certain assets of a special-purpose entity, in accordance with Section 2.13; and (iv) if applicable, the Escrow Distribution Amount (defined below) as of the Escrow Distribution Date (defined below), in accordance with Section 2.14(b). If and to the extent holders of Company Common Shares fail to make an election in connection with the Note Election, such shareholders shall be deemed to have elected to receive the Note Cash Amount (such holders who elect, or are deemed to elect, to receive the Note Cash Amount, the "CASH ELECTORS"). At the Effective Time, all Company Common Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and each holder of a certificate that represented any such shares immediately prior to the Effective Time (a "COMMON CERTIFICATE") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

                  (1) For purposes of this Section 2.08(c), the "AGGREGATE
                HOLDBACK" shall mean the sum of the Escrow Share Holdback, the Dividend Holdback and the Shared Costs Holdback. For purposes hereof, the "ESCROW SHARE HOLDBACK" shall mean the Escrow Amount (defined below) divided by the aggregate number of Merger Shares; the "DIVIDEND HOLDBACK" shall mean the total amount of dividends that the Company pays with respect to Company Common Shares after the date hereof and prior to the Effective Time divided by the aggregate number of Merger Shares; and the "SHARED COSTS HOLDBACK" shall mean one-half of the Shared Costs (defined below) divided by the aggregate number of Merger Shares.

                  (2) If the Mergers, the Contribution (defined below) and the transactions contemplated hereby are not consummated by August 31, 2002 (the "INTEREST DATE"), the aggregate Cash Amount shall be increased by an amount of cash equal to 6% per annum of the Cash Consideration (the "CASH CONSIDERATION ADJUSTMENT"); provided, however, that no Cash Consideration Adjustment shall accrue or be paid in connection with Merger Consideration on account of this Section 2.08(c)(2) if the Mergers, the Contribution and the transactions contemplated hereby are not consummated prior to the Interest Date and (i) as of such date, Gotham, GGP, GGC, Sub, FGPI and FGA have complied with their respective obligations hereunder or (ii) in the event that such persons have not so complied, such noncompliance is primarily due to the failure of the Company, the FUMI Share Trust, FUMI or their respective subsidiaries to comply with their respective obligations hereunder.

            (d) Conversion of Company Preferred Shares. Subject to the existing rights of the Company Preferred Shares, each Company Preferred Share issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.08(a)) shall be converted into the right to receive, by way of book entry credit in the Surviving Corporation's transfer books, one uncertificated security of the Surviving Corporation (the "MIRROR SERIES A PREFERRED SHARES"), with the rights and privileges described in the Certificate of Designations attached as EXHIBIT B (the "MIRROR SERIES A CERTIFICATE OF DESIGNATIONS"), which provides, among other things, that (1) each Mirror Series A Preferred Share shall have substantially identical rights as each Company Preferred Share and (2) each Mirror Series A Preferred Share shall be entitled to one-tenth (1/10th) of the vote attributable to an Underlying Share, voting as a class with the Underlying Shares. At the Effective Time, all such Company Preferred Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and each holder of a certificate that represented any such shares immediately prior to the Effective Time (a "PREFERRED CERTIFICATE", together with Common Certificates, the "CERTIFICATES") shall cease to have any rights with respect thereto, except the right to receive Mirror Series A Preferred Shares (without interest).

            (e) Conversion of FUMI Shares. Each FUMI Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $10.00 (the "FUMI CASH AMOUNT"). At the Effective Time, all such FUMI Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and each holder of a certificate that represented any such shares immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the FUMI Cash Amount (without interest).

            (f) Conversion of Sub Shares. Each Sub Share issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.08(a)) shall be converted into and become a fully paid and nonassessable FUMI Share (the "SUB MERGER CONSIDERATION"). At the Effective Time, all such Sub Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and each holder of a certificate that represented any such shares immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Sub Merger Consideration (without interest).

            Section 2.09. Surrender and Payment; Designation of Paying Agent and FUMI Agent. (a) Prior to the Registration Statement Effective Date (as defined below), (i) for the benefit of holders of Company Common Shares and Company Preferred Shares, GGC shall designate, or shall cause to be designated (pursuant to an agreement in form and substance reasonably acceptable to GGC and the Company), a bank or trust company acceptable to the Company in its reasonable discretion to act as transfer agent, registrar, paying agent and exchange agent for (V) the payment of the Merger Consideration and (W) the exchange of Company Preferred Shares for Mirror Series A Preferred Shares, in each case upon surrender of Certificates in accordance with this Article II (the "PAYING AGENT"), from time to time after the Effective Time and (ii) for the benefit of holders of FUMI Shares and Sub Shares, the Company and GGC shall jointly designate, or shall cause to be designated, a single representative (the "FUMI AGENT") to acts as transfer agent, registrar and exchange agent for (X) the payment of the FUMI Cash

Amount and (Y) the payment of the Sub Merger Consideration. The Company or the Surviving Corporation, as applicable, shall provide on a timely basis to the Paying Agent and the FUMI Agent, as and when needed after the Effective Time, cash in amounts sufficient for the payment of the Cash Consideration upon surrender of the Certificates and for the payment of the FUMI Cash Amount. For the avoidance of doubt, it is acknowledge and agreed that, subject to applicable law, the delivery of any uncertificated security as part of the Merger Consideration or Sub Merger Consideration shall be made by book entry credit in the transfer books of the Company or the Surviving Corporation (as applicable) for the account of the holders of Company Common Shares, Company Preferred Shares, Sub Shares, FUMI Shares or Notes, as the case may be.

            (b) Cash Consideration and Company Preferred Share Exchange Procedure. As soon as reasonably practicable after the Effective Time but in no event later than the fifth business day following the Closing Date, the Paying Agent shall mail to each holder of record of a Common Certificate and/or a Preferred Certificate (i) a form of letter of transmittal (which shall comply with all applicable laws and which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in customary form and have such other provisions as GGC and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration or Mirror Series A Preferred Shares, as applicable. Upon surrender by any shareholder of the Company of any Certificate to the Paying Agent or to such other agent or agents as may be appointed by GGC, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive (in the case of securities, by way of book entry credit in the Surviving Corporation's transfer books) in exchange therefor (i) the Merger Consideration due and owing to such holder; or (ii) that number of uncertificated Mirror Series A Preferred Shares equal to the number of Company Preferred Shares exchanged therefor, each as applicable. In the event of a transfer of ownership of Company Common Shares or Company Preferred Shares that is not registered in the transfer books of the Company, (i) the proper amount of Merger Consideration may be paid in exchange for such Company Common Shares or
(ii) the proper number of Mirror Series A Preferred Shares may be exchanged for such Company Preferred Shares, in each case as applicable, to a person other than the person in whose name the applicable Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of GGC and the Surviving Corporation that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate. The foregoing notwithstanding, the Paying Agent, in its capacity as Transfer Agent, Paying Agent and Subscription Rights Agent (as defined below), will be authorized and instructed to net from any cash owing to a holder of Company Common Shares any monies due and owing in respect of the Basic Subscription Privilege (as defined below), the Oversubscription Privilege (as defined below) or the Over-allotment Right (as defined below), as applicable.

            (c) Transfer Books; Uncertificated Shares. At the close of business on the day on which the Effective Time occurs, (i) the transfer books of the Company shall be closed, and there shall be no further registration of transfers on the transfer books of the Surviving Corporation of Company Common Shares or Company Preferred Shares (as applicable) that were outstanding immediately prior to the Effective Time and (ii) the transfer books of Sub shall be closed, and there shall be no further registration of transfers on the transfer books of FUMI of Sub Shares that were outstanding immediately prior to the Effective Time. The foregoing notwithstanding, if, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent, or FUMI Shares or Sub Shares are presented to Sub or the FUMI Agent, for transfer or for any other reason, such Certificates, FUMI Shares or Sub Shares, as the case may be, shall be exchanged as provided in this Article
II. Further, in connection with the payment of the Merger Consideration or the exchange of Company Preferred Shares for Mirror Series A Preferred Shares, the receipt of Underlying Shares on account of the Basic Subscription Privilege or the Oversubscription Privilege, any Subscription Rights, Mirror Series A Preferred Shares or Underlying Shares issued in connection therewith shall be uncertificated, subject to applicable law. Any transfers in respect of such Subscription Rights, Mirror Series A Preferred Shares or Underlying Shares shall be made by book entry on the transfer books of the subject entity.

            (d) No Liability; Distributions with Respect to Unexchanged Shares. None of the parties hereto, the Paying Agent or the FUMI Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All funds held by the Paying Agent or FUMI Agent for payment to the holders of unsurrendered Certificates or unsurrendered FUMI Shares, as the case may be, and unclaimed at the end of one year after the Effective Time shall be returned to the Surviving Corporation, after which time any holder of unsurrendered Certificates or FUMI Shares shall look as a general creditor only to the Surviving Corporation for payment of such funds to which such holder may be due, subject to applicable law. The foregoing notwithstanding, no dividends or other distributions declared or made after the Effective Time with respect to the capital stock of the Surviving Corporation, with a record date after the Effective Time, shall be paid to the holder of any unsurrendered or unexchanged Certificate or FUMI Shares with respect to the capital stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable law, following the surrender of any such Certificate, there shall be paid to the record holder of capital stock of the Surviving Corporation, issued in exchange therefor as applicable, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such capital stock.

            (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay or exchange in respect of such lost, stolen or destroyed Certificate the Merger Consideration or the Mirror Series A Preferred Shares, as applicable.

            (f) Withholding Rights. The FUMI Agent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of FUMI Shares, Subscription Rights, Underlying Shares, Company Common Shares or Company Warrants such amounts as the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of FUMI Shares, Subscription Rights, Underlying Shares, Company Common Shares or Company Warrants in respect of which such deduction and withholding was made by the FUMI Agent, the Surviving Corporation or the Paying Agent.

            Section 2.10. [RESERVED].

            Section 2.11. Warrants. At the Effective Time, each outstanding warrant (the "WARRANTS") to purchase Company Common Shares pursuant to that certain Agreement, dated November 2, 1998 by and between Enterprise Asset Management Company, Inc. and the Company (the "WARRANT AGREEMENT") shall be (i) adjusted by the Company's Board of Trustees in accordance with the terms of the Warrant Agreement to reflect any Adjustment Events (as such term is defined in the Warrant Agreement) and (ii) converted into an obligation of the Company (or the Surviving Corporation, as the case may be) to pay, and a right of the holder thereof to receive in full satisfaction of such Warrant, such consideration as is required by the terms of the Warrants on account of this Agreement and the transactions contemplated thereby.

            Section 2.12. Subscription Rights; Designation of Subscription Rights Agent; Mechanics. Prior to the Registration Statement Effective Date and pursuant to an agreement in form and substance reasonably acceptable to GGC and the Company, providing for, among other things, the tendering (or, if applicable, the netting against any Cash Consideration owing to the subject holder of Company Common Shares) of the applicable per share Subscription Price (as defined below) by the holders of Company Common Shares as of the Effective Time upon the valid exercise of Subscription Rights in exchange for Underlying Shares, GGC shall designate the Paying Agent to act as agent (the "SUBSCRIPTION RIGHTS AGENT") for (i) the distribution of Subscription Rights by way of book entry credit in the Company's transfer books for the account of each holder of Company Common Shares as of the Effective Time; (ii) distribution of Underlying Shares in connection with the valid exercise of any Subscription Rights; and
(iii) collection of (X) any monies due and owing to the Surviving Corporation on account of the valid exercise of any Subscription Right and (Y) any documents as may reasonably be required by the Subscription Rights Agent in order to evidence the valid exercise of the Subscription Rights (including the Basic Subscription Privilege and the Oversubscription Privilege) (such documents, the "SUBSCRIPTION FORMS"); provided that holders of Company Common Shares as of the Effective Time shall be required to submit monies due and Subscription Forms to the Subscription Rights Agent prior to the Expiration Date. In order to facilitate the exercise of the Subscription Rights, the Subscription Forms shall be included in the Solicitation Documentation but shall not themselves represent any right to Subscription Rights or any other security, value or any part of the Merger Consideration. In furtherance of the foregoing and subject to the agreement of the Company and Gotham, the Subscription Rights Agent shall make Subscription Forms available upon request by any holder of Company Common Shares (whether such holder held such share as of the Record Date (as defined below) or thereafter) and shall institute such procedures as may reasonably be required by the Subscription Rights Agent in order to allow any such holder to exercise his or her Subscription Rights (including the Basic Subscription Privilege and the Oversubscription Privilege) prior to the Expiration Date. Except as provided otherwise in this Section 2.12, the Surviving Corporation, acting through and with the assistance of the Subscription Rights Agent, shall cause Underlying Shares purchased pursuant to the valid exercise of Sub-scription Rights to be entered into the transfer books of the Surviving Corporation in the name of each subscriber as soon as reasonably practicable after the Effective Time but in no event later than the fifth business day following the Closing Date.

            Subject to the consummation of all of the transactions contemplated hereby, at a date determined by the Company's Board of Trustees in consultation with GGC (such date, the "RECORD DATE"), with the acknowledgement and agreement that the Record Date shall also be the record date for the Company Meeting, and after the Registration Statement (as defined in Section 4.04) that is part of the Proxy Statement-Prospectus (as defined in Section 4.04) is declared effective by the Securities and Exchange Commission (the "SEC") (such date, the "REGISTRATION STATEMENT EFFECTIVE Date") and without any action on the part of any holder of Company Common Shares, the following actions, undertakings and events shall occur:

            (a) Basic Subscription Privilege. For every fifty (50) Company Common Shares that a holder of record holds as of the Effective Time, the Subscription Rights Agent shall distribute by way of book entry credit in the Company's transfer books for the account of such holder three (3) uncertificated Subscription Rights, with each Subscription Right exercisable to purchase one Underlying Share at $20.00 per share (the "SUBSCRIPTION PRICE") (with such Underlying Shares to be issued and distributed by way of book entry credit in the Surviving Corporation's transfer books for the account of by the Surviving Corporation through the Subscription Rights Agent, and with all proceeds on account of any exercise of Subscription Rights to go to the Surviving Corporation, subject to fees and expenses) (the "BASIC SUBSCRIPTION PRIVILEGE"). For purposes of clarity, it is agreed and understood that holders of Company Common Shares may exercise the Subscription Rights granted to such holders in connection herewith in whole or in part.

            (b) Expiration of Subscription Rights; Effect of Expiration. Each holder entitled to receive a Subscription Right as of the Effective Time shall have the right to submit to the Subscription Rights Agent a Subscription Form evidencing such holder's exercise of his or her Subscription Right, provided, however, that the Subscription Rights Agent receive such Subscription Form no later than one business day prior to the Effective Time (the "EXPIRATION DATE"). On or after the Expiration Date, the Subscription Rights Agent and the Surviving Corporation shall not be obligated to and shall not recognize the validity of any Subscription Form evidencing a holder's decision to exercise a Subscription Right, or otherwise honor any purported exercise of any Subscription Rights received by the Subscription Agent, regardless of when the Subscription Form relating to such exercise were sent. Notice of any extension of the Expiration Date shall be made through a joint press release issued by the Company and GGC.

            (c) No Fractional Subscription Rights. No fraction of Subscription Rights shall be issued as part of the Merger Consideration, but in lieu thereof each holder of Company Common Shares who would otherwise be entitled to a fraction of Subscription Rights shall receive a number of Subscription Rights rounded up or down to the nearest whole number (with fractions equal to or greater than 0.5 being rounded up).

            (d) Oversubscription Privilege. Subject to the allocation described below, each Subscription Right shall also carry the right (the "OVERSUBSCRIPTION PRIVILEGE") to subscribe for Underlying Shares at the Subscription Price, up to the aggregate number of Underlying Shares not subscribed through the Basic Subscription Privilege (such number, the "EXCESS SHARES"). If the Excess Shares are insufficient to satisfy all of the subscriptions pursuant to the Oversubscription Privilege, the Excess Shares shall be allocated pro rata among those holders of Subscription Rights exercising such Oversubscription Privilege in proportion to the number of Underlying Shares that each such holder exercising the Oversubscription Privilege has requested pursuant to the Oversubscription Privilege; provided, however, that (i) no fractional Underlying Shares shall be allocated, but, in lieu thereof, each holder of Subscription Rights exercising the Oversubscription Privilege who otherwise would be entitled to a fraction of an Underlying Share shall receive a number of Underlying Shares rounded to the nearest whole number and (ii) if such pro rata allocation results in any Subscription Rights holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Privilege, then such additional Excess Shares shall be allocated pro rata among all other holders exercising the Oversubscription Privilege in proportion to the number of Underlying Shares that each such other holder exercising the Oversubscription Privilege has requested pursuant to the Oversubscription Privilege. All beneficial holders of Subscription Rights who exercise the Basic Subscription Privilege shall be entitled to exercise the Oversubscription Privilege. In respect of the Oversubscription Privilege, Underlying Shares shall be entered into the transfer books of the Surviving Corporation in the name of each subscriber as soon as practicable following the Closing Date and after all prorations have been effected. Funds received, if any, in payment of the Subscription Price for Excess Shares subscribed for pursuant to the Oversubscription Privilege prior to notification by the Subscription Agent of the allocation of Excess Shares shall be held in a segregated account pending issuance of the Excess Shares. If a Subscription Rights holder exercising the Oversubscription Privilege is allocated less than all of the Excess Shares to which such holder wished to subscribe pursuant to the Oversubscription Privilege, the excess funds paid by such holder in respect of the Subscription Price for Excess Shares not issued shall be returned by mail without interest or deduction as soon as practicable after the Closing Date.

            (e) Additional Shares. Anything contained herein to the contrary notwithstanding, (i) in connection with the transactions contemplated hereby, GGC may in its sole discretion offer additional Underlying Shares to holders of Company Common Shares or third parties at the Subscription Price (the "OVER-ALLOTMENT RIGHT") (provided, however, that any Underlying Shares offered pursuant to the Over-allotment Right shall not exceed 15% of the total number of Underlying Shares available pursuant to the Basic Subscription Privilege) and (ii) subject to applicable law, GGC may at any time prior to or after the Effective Time issue, sell or offer to issue or sell debt or equity securities of itself to any persons or entity on terms and conditions of its own choosing, in its sole discretion.

            (f) Nominees. Banks, brokers and other nominee holders of Subscription Rights who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Subscription Rights shall be required to certify to the

       Subscription Rights Agent and the Surviving Corporation, in connection with the exercise of each of the Basic Subscription Privilege and the Oversubscription Privilege, as to the aggregate number of Subscription Rights that have been exercised and the number of Excess Shares that are being subscribed for pursuant to the Oversubscription Privilege by each beneficial owner of Subscription Rights on whose behalf such bank, broker or other nominee holder is acting.

            Section 2.13. The Notes. In connection with the payment of the Merger Consideration (but in lieu of the Note Cash Amount), and subject to the Adjustment Event provided in Section 7.02 and the consummation of all of the transactions contemplated hereby, prior to the Registration Statement Effective Date, the following actions, undertakings and events shall occur:

            (a) Designation of the Note Agent. GGC shall designate (pursuant to an agreement in form and substance reasonably acceptable to GGC and the Company) the Paying Agent (or such other person or entity as GGC shall designate who is acceptable to the Company in its reasonable discretion) to act as agent for the distribution of Notes and collection of documents evidencing the right to a Note (the "NOTE AGENT").

            (b) Distribution of the Notes. Upon a Note Election by a holder of Company Common Shares and the execution of any documentation that the Note Agent shall reasonably require, for every 174.0296 shares of Company Common Shares that a holder of record possesses as of the Record Date, the Note Agent shall distribute by way of book entry credit in the Surviving Corporation's transfer books for the account of such electing holder one uncertificated Note, each with a face amount of $100 and with terms and conditions as set forth in EXHIBIT C (the "NOTE TERMS"). Except as provided otherwise in the Note Terms, the Surviving Corporation, acting through and with the assistance of the Note Agent, shall cause the Notes to be entered into the transfer books of the Surviving Corporation in the name of the holder of record as soon as reasonably practicable after the Effective Time but in no event later than the fifth business day following the Closing Date.

            (c) No Fractional Notes. No fraction of a Note shall be issued as part of the Merger Consideration, but in lieu thereof, each holder who otherwise would be entitled to a fraction of a Note shall receive from the Note Agent, in lieu of such fraction of a Note, an amount of cash (rounded to the nearest whole cent and without interest) equal to (i) such fraction multiplied by (ii) $60.91. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Notes in lieu of any fractional Notes, the Note Agent shall make available such amounts to such holders as if it were the Merger Consideration. The foregoing notwithstanding, any holder who is entitled to receive cash as described in the first sentence of this Section 2.13(c) may, instead of receiving such cash, elect to pay the Surviving Corporation sufficient amounts (with a price per Note equal to $60.91), so that such holder receives a full Note instead of an entitlement to a fraction of a Note (the "FRACTIONAL NOTE PURCHASE Right"). Notes shall be available for purchase pursuant to the Fractional Note Purchase Right only up to that number of Notes that the Cash Electors would have received had they elected to receive Notes in the Note Election (such number, the "DECLINED NOTES"). If and to the extent holders exercise the Fractional Note Purchase Right for Notes in an amount in excess of the Declined Notes, the Declined Notes shall be allocated among such holders in order of priority based on (X) the size of the fraction of a Note to which such holders otherwise would have been entitled to receive (with the largest fraction taking priority) and (Y) to the extent holders are entitled to the same fraction of a Note, the number of Notes to which such holders elected to receive in the Note Election (with the largest number taking priority). If any holder exercising the Fractional Note Purchase Right is allocated less than all of the Notes that such holder wished to purchase pursuant to the Fractional Note Purchase Right, the excess funds paid by such holder in respect of the Notes not issued shall be returned by mail without interest or deduction as soon as practicable after the Closing Date. Any such holders, in connection with receiving Notes pursuant to the Fractional Note Purchase Right, shall take priority over any holders exercising their Shareholder Note Purchase Rights (defined below).

            (d) Shareholder Note Purchase Right. Any holder of Company Common Shares shall have the right (the "SHAREHOLDER NOTE PURCHASE RIGHT") to purchase Notes, for a per Note purchase price of $60.91, up to that number of Notes (such number, the "REMAINING NOTES") equal to (i) the aggregate number of Declined Notes less (ii) the difference between (X) the number of Notes received by holders pursuant to the Fractional Note Purchase Right and (Y) the sum of all fractional Notes that holders entitled to exercise the Fractional Purchase Right would otherwise have been entitled to receive had such holders been entitled to received fractional Notes. If and to the extent such holders exercise the Shareholder Note Purchase Right for Notes in an amount in excess of the Remaining Notes, the number of Notes that such holders shall receive shall be allocated among all such holders pro rata based on the number of Notes that such holders requested to receive in connection with exercising the Shareholder Note Purchase Right; provided, however, that
       (i) no fractional Notes shall be allocated, but, in lieu thereof, each holder exercising the Shareholder Note Purchase Right who otherwise would be entitled to a fraction of a Note shall receive a number of Notes rounded down to the nearest whole number and (ii) if any holder exercising the Shareholder Note Purchase Right is allocated less than all of the Notes that such holder wished to purchase pursuant the Shareholder Note Purchase Right, the excess funds paid by such holder in respect of the Notes not issued shall be returned by mail without interest or deduction as soon as practicable after the Closing Date.

            (e) Gotham Note Purchase. Simultaneous with the Effective Time and subject to, and upon the terms and conditions of, this Agreement, Gotham shall transfer to GGC immediately available funds (the "GOTHAM NOTE PAYMENT") in an amount equal to (i) $60.91 multiplied by (ii) that number of Notes (such number, the "GOTHAM NOTES") equal to (X) the Remaining Notes less (Y) the Notes purchased through the Shareholder Note Purchase Right. In respect of the Gotham Note Payment and immediately upon receipt thereof, GGC shall issue to Gotham the Gotham Notes, which shall be deemed to be fully paid and nonassessable.

            (f) Nominees. Banks, brokers and other nominees that exercise the Note Election, Fractional Note Purchase Right or Shareholder Note Purchase Right on behalf of beneficial owners of Company Common Shares shall be required to certify to the Note

       Agent and the Surviving Corporation, in connection with the exercise of each of the Note Election, Fractional Note Purchase Right or Shareholder Note Purchase Right, as to the aggregate number of Notes to be received pursuant to the Note Election, Fractional Note Purchase Right or Shareholder Note Purchase Right by each beneficial owner of Company Common Shares on whose behalf such bank, broker or other nominee holder is acting.

            Section 2.14. The Escrow Fund. (a) On the Closing Date, for the benefit of holders of Company Common Shares as of the Effective Time or for the benefit of the Surviving Corporation (as the case may be), the Company shall deposit in escrow (the "ESCROW FUND") an amount of cash sufficient to satisfy the Reasonably Expected Liabilities (as defined below) (the "ESCROW AMOUNT") with an escrow agent acceptable to the Company in its reasonable discretion (pursuant to an agreement in form and substance reasonably acceptable to GGC and the Company (the "ESCROW ARRANGEMENT")). The Escrow Amount shall be determined exclusively with reference to that amount of cash equal to the expected value of any claims, expenses, losses, liabilities, and obligations of the Company, the FUMI Share Trust or their respective subsidiaries whether currently known or unknown, absolute or contingent, asserted or unasserted, direct or indirect, arising by operation of law, equity or otherwise that would reasonably be expected to arise after the date hereof as a result of, on account of, in connection with or related to any fact, circumstance, condition or event occurring prior to the Closing Date that would amount to a breach of any representation, warranty or covenant contained herein or in any agreement attached as an Exhibit hereto made by or on behalf of the Company, the FUMI Share Trust or their respective subsidiaries (as if such representations, warranties and covenants were made as of the date hereof and at and as of the Effective Time as though made at and as of such time (or, if made as of a specific date, at and as of such date)) (such matters, "REASONABLY EXPECTED LIABILITIES"; provided, however, that Reasonably Expected Liabilities shall not include such liabilities listed on Section 2.14(a) of the Gotham Disclosure Schedule).

            (b) The Escrow Amount, including any earnings or interest thereon, shall be held and disbursed as provided in the Escrow Arrangement, which shall provide, among other things, that (i) any fees or expenses on account of, in connection with or related to the Escrow Arrangement shall be paid out of the Escrow Fund; (ii) any Taxes on earnings of the Escrow Fund shall be paid out of the Escrow Fund; (iii) funds shall be disbursed to the Surviving Corporation on an as- and when-needed basis to satisfy the Reasonably Expected Liabilities in the full amount of the actual liability relating to such Reasonably Expected Liability; (iv) as of the 24-month anniversary of the Closing Date (the "ESCROW DISTRIBUTION DATE"), an amount of cash equal to the funds remaining in the Escrow Fund (including a ratable share of accrued interest on escrowed funds but less any Taxes due on account thereof) (the "REMAINING ESCROW AMOUNT") less the Escrow Distribution Costs (defined below) shall be distributed to holders of Company Common Shares as of the Effective Time on a pro rata basis (such amount per Company Common Share, the "ESCROW DISTRIBUTION AMOUNT"); (v) costs and expenses arising from or related to the Escrow Distribution (the "ESCROW DISTRIBUTION COSTS") shall be deducted from the Remaining Escrow Amount; and
(vi) the Escrow Fund shall avoid qualification (by way of exception, exemption or otherwise) as an "investment company" under the Investment Company Act of 1940.

            (c) For purposes of this Section 2.14, the Escrow Amount shall be determined after the Company's compliance with its covenants contained in
Section 7.15 and immediately
prior to or on the Closing Date, but in no event later than three (3) days after the satisfaction of all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than any conditions relating to the Escrow Arrangement) by mutual agreement of Gotham and the Company based on each of Gotham's and the Company's good-faith estimation of the Reasonably Expected Liabilities. If, after good-faith negotiations, Gotham and the Company cannot agree on the appropriate Escrow Amount, a single mutually acceptable appraiser (the "ESCROW APPRAISER") shall be appointed by Gotham and the Company to determine the appropriate Escrow Amount. In furtherance of the Escrow Appraiser making its determination of the appropriate Escrow Amount, each of Gotham and the Company shall submit a single dollar amount representing each of their good-faith estimation of the aggregate amount of the Reasonably Expected Liabilities (each a "PROPOSED DETERMINATION"). Concurrently therewith, the Escrow Appraiser shall allow Gotham and the Company an oral hearing lasting a total of three (3) hours (divided into equal one and a half (1.5) hour increments for each of Gotham and the Company) and shall allow each of Gotham and the Company to submit written arguments and supporting documentation as the Escrow Appraiser shall determine are sufficient, in its reasonable discretion. Promptly thereafter, but in no event later than five (5) days from the submission of such written arguments and supporting documentation, the Escrow Appraiser shall make its determination as to the appropriate Escrow Amount by choosing either Gotham's or the Company's Proposed Determination. The determination of the Escrow Appraiser shall be final, delivered orally, binding on the parties in all respects and unappealable.

            (d) Anything to the contrary contained herein notwithstanding, no Escrow Arrangement shall be executed, no funds shall be deposited in the Escrow Fund and no Escrow Share Holdback shall be deducted from any part of the Cash Amount unless the Reasonably Expected Liabilities shall amount, in the aggregate, to a sum of cash greater than or equal to $350,000. For purposes of clarity, it is acknowledged and agreed that (i) such $350,000 is merely a threshold after which the Escrow Fund must be established, (ii) in no event shall such $350,000 be deemed to be a deductible from the Escrow Amount and
(iii) in the event that the Escrow Fund is established, any matter funded thereby shall be funded dollar-for-dollar from the first dollar, without reference to such $350,000.

                                   ARTICLE III

                                THE CONTRIBUTION

            Section 3.01. The Contribution. Concurrently with the Effective Time, (i) Gotham and its controlled affiliates shall contribute or caused to be contributed to GGC all of their respective limited partner interests in GGP, which interests shall constitute 87.24% of the total equity interests in GGP;
(ii) FGA shall contribute or cause to be contributed to GGC all of its limited partner interests in GGP, which interests shall constitute 4.26% of the total equity interests in GGP; and (iii) FGPI shall contribute or caused to be contributed to GGC all of its general partner interests in GGP, which interests shall constitute 100% of the total general partner interests in GGP and 1% of the total equity interests in GGP, by transferring such general partner interests directly to Golf LLC (such equity interests described in the foregoing clauses (i), (ii) and (iii), the "CONTRIBUTED PROPERTY"), in exchange for Underlying Shares representing 52.55% of the issued and outstanding common stock of the Surviving Corporation immediately following the consummation of the transactions contemplated hereby, assuming for the purpose of this calculation that all of the

Subscription Rights in respect of the Basic Subscription Privilege have been exercised in full and no additional shares of GGC common stock are sold. In respect of the Contribution and immediately upon receipt thereof, the Surviving Corporation shall issue or caused to be issued (X) 50.10% of its common stock to Gotham and its controlled affiliates; (Y) 2.45% of its common stock less one Underlying Share to FGA; and (Z) one Underlying Share to FGPI (assuming for the purpose of this calculation that all of the Subscription Rights in respect of the Basic Subscription Privilege have been exercised in full and no additional shares of GGC common stock are sold), all of which common stock shall be deemed to be fully paid and nonassessable.


                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF GOTHAM, FGPI AND FGA

            Except as set forth in the disclosure schedule dated as of the date hereof delivered by Gotham to the Company (the "GOTHAM DISCLOSURE SCHEDULE"), Gotham, FGPI and FGA hereby represent and warrant, individually and each on its own behalf, to the Company as follows:

            Section 4.01. Organization and Qualification. Gotham and FGA are limited partnerships, and FGPI is a corporation, each duly organized and validly existing under the laws of the state of its formation or incorporation.

            Section 4.02. Authority; Non-Contravention; Approvals. (a) Each of Gotham, FGPI and FGA has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. No other partnership or corporate proceedings on the part of Gotham, FGPI or FGA are necessary to authorize the execution and delivery of this Agreement or the consummation by each of Gotham, FGPI and FGA of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Gotham, FGPI and FGA, and, assuming the due authorization, execution and delivery hereof by the parties hereto other than Gotham, FGPI and FGA, constitutes a valid and legally binding agreement of each of Gotham, FGPI and FGA, enforceable against each of Gotham, FGPI and FGA in accordance with its terms.

            (b) Except as otherwise disclosed on Section 4.02 of the Gotham Disclosure Schedule, and except for any filings by Gotham that may be required by (i) the applicable requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder, (ii) the applicable requirements of the Securities Act of 1933 (the "SECURITIES ACT"), (iii) the filing and recordation of appropriate merger documents as required by the DGCL or the BSTL and (iv) any filings with or approvals from (x) the New York Stock Exchange (the "NYSE") and (y) the other Governmental Authorities listed on Section 4.02 of the Gotham Disclosure Schedule (the filings and approvals referred to in clauses (i) through (iv) collectively referred to as the "GOTHAM REQUIRED APPROVALS"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any third party, Governmental Authority or regulatory body is necessary for the execution and delivery of this Agreement by Gotham or the consummation by Gotham of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals that, if not made or obtained, as the case may be, individually and in the aggregate, would not impair in any material respect the ability of Gotham to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of the Mergers.

            (c) The Contribution shall not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or require any offer to purchase or any prepayment of any debt or result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of GGP under any of the terms, condition or provisions of, except as set forth in Section 5.05 of the GGP Disclosure Schedule, any contracts, agreements, leases, subleases, licenses, supply contracts, purchase orders, sales orders and arrangements, warranty rights (whether pursuant to contractual rights or otherwise), loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, commitment, obligation, undertaking, concession, franchise or license (each, including all amendments thereto (each a "CONTRACT") that are material and to which GGP or any GGP Subsidiary is a party or by which GGP, GGP Subsidiaries or any of their respective properties or assets may be bound or affected, other than such violations, conflicts, breaches, defaults, terminations, accelerations, offers, prepayments, creations of liens, security interest or encumbrances that would not reasonably be expected to have a GGP Material Adverse Effect.

            Section 4.03. GGP Interests. Immediately prior to the Contribution, Gotham, FPGI and FGA shall have good and marketable title to the Contributed Property, free and clear of all liens, security interests or encumbrances. As of the Closing, the Contributed Property shall consist of (i) the entirety of Gotham's and its controlled affiliates', as well as FGA's limited partner interests in GGP, amounting to 91.5% of the total equity interests in GGP and
(ii) the entirety of FGPI's general partner interests in GGP, amounting to 100% of the total general partner interests in GGP and one percent (1%) of the total equity interest in GGP. As of the Closing, the Contributed Property shall be free and clear of any lien, security interest or encumbrance.

            Section 4.04. Solicitation Documentation; Proxy Statement-Prospectus. The information supplied by Gotham, FGPI and/or FGA for inclusion in any proxy statement-prospectus (the "PROXY STATEMENT-PROSPECTUS") to be sent to shareholders of the Company in connection with a meeting of the Company's shareholders to consider this Agreement and the transactions contemplated hereby (the "COMPANY MEETING") and/or any registration statement (all such registration statements collectively, the "REGISTRATION STATEMENT") and any required Schedule 13E-3 filing and related documents in respect of the transactions contemplated hereby (including the offering of Underlying Shares pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, the offering of Notes pursuant to the Note Election, the Fractional Note Purchase Right and the Shareholder Note Purchase Right, or any right to beneficial interest in the Escrow Fund) (such Proxy Statement-Prospectus, Registration Statement and any required Schedule 13E-3 filing and related documents, as amended or supplemented collectively, the "SOLICITATION DOCUMENTATION"), on the date the Proxy Statement-Prospectus (or any amendment or supplement thereto) is first mailed to shareholders of the Company, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and shall not, at the time of the Company Meeting and on the Expiration Date, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting that shall have become false or misleading. The foregoing notwithstanding, Gotham, FGPI and FGA make no representation or warranty with respect to any information supplied by or on behalf of any of the other parties other than Gotham, FGPI or FGA that is contained in the Solicitation Documentation or any amendment or supplement thereto.

            Section 4.05. Availability of Funds. Gotham (or, to the extent applicable, a Gotham controlled affiliate) has on the date hereof sufficient assets and shall have available at the Redemption Time (as defined in Section 7.06) sufficient funds to enable it to consummate any Post-Closing Note Redemption (as defined in Section 7.06).

            Section 4.06. No Knowledge of Certain Facts. To the knowledge of Gotham, as of the date hereof, there are no known facts or circumstances that relate specifically to the Company, the FUMI Share Trust and their respective subsidiaries and that are not or have not been disclosed herein or publicly that would reasonably be expected to have a Company Material Adverse Effect.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF GGP, GGC AND SUB

            Except as set forth in the disclosure schedule dated as of the date hereof delivered by GGP to the Company (the "GGP DISCLOSURE SCHEDULE"), GGP, GGC and Sub hereby represent and warrant, individually and each on its own behalf, to the Company as follows:

            Section 5.01. Organization and Qualification. GGP is a limited partnership, and GGC and Sub are corporations, each duly organized and validly existing under the laws of the State of Delaware and each having the requisite partnership or corporate power and authority, as the case may be, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted or as contemplated herein. GGP is qualified to transact business and, where applicable, is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except as would not reasonably be expected to have a GGP Material Adverse Effect. Concurrently with the Contribution, the partners of GGP have agreed to amend and restate in full GGP's current Amended and Restated Agreement of Limited Partnership (the "CURRENT GGP AGREEMENT") in the form attached as EXHIBIT D, to be effective immediately upon the Contribution (the "RESTATED GGP AGREEMENT"). The Board of Directors and the shareholders of GGC have agreed to amend and restate GGC's currently effective Certificate of Incorporation and Bylaws in the forms attached as EXHIBIT E and EXHIBIT F (the "RESTATED GGC AGREEMENTS"), each to be effective immediately as of the Effective Time.

            For purposes of this Agreement, the term "GGP MATERIAL ADVERSE EFFECT" shall mean any change or event or effect that is, or is reasonably expected to be, materially adverse to the value of the transactions contemplated hereby to the Company and holders of Company Common Shares, in each case taken as a whole, except for any such change, event or effect re-sulting from or arising out of (i) the announcement of this Agreement and the transactions contemplated hereby or (ii) economic events generally related to the U.S. economy or securities markets generally.

            Section 5.02. Capitalization. (a) As of the Effective Time, the authorized and outstanding equity interests of GGP shall be as set forth in the Current GGP Agreement. Immediately after the Contribution, the authorized and outstanding equity interests in GGP shall be as set forth in the Restated GGP Agreement.

            (b) As of the date hereof, the authorized equity of GGC consists of 1000 shares of common stock. As of the date hereof, 1000 shares of GGC common stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date hereof,
(i) GGP owns all of the outstanding shares of GGC common stock and (ii) GGC owns all of the Sub Shares. As of the Effective Time, GGC shall own all of the outstanding equity interests in Golf LLC. No shares of GGC common stock were held in GGC's treasury, and no shares of GGC common stock were reserved for issuance upon the exercise of GGC options or warrants. Each share of GGC common stock, Note and Mirror Series A Preferred Share issued in connection with the transactions contemplated hereby shall, when issued in accordance with their respective terms, be duly authorized, validly issued, fully paid and nonassessable, with the rights set forth in the Restated GGC Agreements, the Note Terms or the Mirror Series A Certificate of Designations, each as applicable.

            (c) Except as provided in Section 5.02 of the GGP Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating GGC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of GGC common stock or obligating GGC to grant, extend or enter into any such agreement or commitment.

            (d) There are no bonds, debentures, notes or other indebtedness of GGC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of shares of GGC common stock may vote. Other than this Agreement and the Equityholders Agreement (the form of which is attached as EXHIBIT G) (the "EQUITYHOLDERS AGREEMENT"), there are no voting trusts, irrevocable proxies or other agreements or understandings to which GGC or GGP is a party or is bound with respect to the voting of any shares of GGP equity interests.

            Section 5.03. Interim Operations of GGC and Sub. Each of GGC and Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and, except as provided in Section 5.03 of the GGP Disclosure Schedule, each has engaged in no business and has incurred no liabilities other than in connection with the transactions contemplated by this Agreement.

            Section 5.04. Subsidiaries. Section 5.04 of the GGP Disclosure Schedule sets forth each direct and indirect subsidiary of GGP (each a "GGP SUBSIDIARY"), and each GGP subsidiary is duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and each GGP Subsidiary is qualified to transact business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in all cases as would not reasonably be expected to have a GGP Material Adverse Effect. All of the outstanding capital stock or other equity interests of each GGP Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights and, except as otherwise provided in Section 5.04 of the GGP Disclosure Schedule, are owned directly or indirectly by GGP. There are no subscriptions, options, warrants, voting trusts, proxies or other commitments, understandings, restrictions or arrangements to which GGP or any GGP Subsidiaries is a party relating to the issuance, sale, voting or transfer of any capital stock or other equity interests of any GGP Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement. Except as set forth in Section 5.04 of the GGP Disclosure Schedule, GGP has no material investment in any entity other than the GGP Subsidiaries.

            Section 5.05. Authority; Non-Contravention; Approvals. (a) Each of GGP, GGC and Sub has full partnership or corporate power and authority, as the case may be, to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been approved by the Executive Committee of GGP (as defined in the Current GGP Agreement) and unanimously approved by the Board of Directors and shareholders of each of GGC and Sub, and no other partnership or corporate proceedings, as the case may be, on the part of GGP, GGC or Sub are necessary to authorize the execution and delivery of this Agreement or the consummation by GGP, GGC or Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by GGP, GGC and Sub, and, assuming the due authorization, execution and delivery hereof by the parties hereto other than GGP, GGC and Sub, constitutes a valid and legally binding agreement of GGP, GGC and Sub, enforceable against GGP, GGC and Sub in accordance with its terms.

            (b) The execution, delivery and performance of this Agreement by GGP, GGC and Sub and the consummation of the transactions contemplated hereby do not and shall not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or require any offer to purchase or any prepayment of any debt or result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of GGC, Sub, GGP or any GGP Subsidiaries under any of the terms, conditions or provisions of (i) the Current GGP Agreement and related constitutive documents of GGP or certificates of incorporation or bylaws or similar organizational documents of the GGP Subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or Governmental Authority applicable to GGC, Sub, GGP or any GGP Subsidiaries or any of their respective properties or assets, subject in the case of consummation, to obtaining the GGP Required Approvals, or (iii) except as set forth in Section
5.05 of the GGP Disclosure Schedule, any Contract to which GGC, Sub, GGP or any GGP Subsidiary is a party or by which GGC, Sub, GGP or any GGP Subsidiaries or any of their respective properties or assets may be bound or affected, other than, in the case of (ii) and (iii) above, such violations, conflicts, breaches, defaults, terminations, accelerations, offers, prepayments or creations of liens, security interests or encumbrances that would not reasonably be expected to have a GGP Material Adverse Effect.

            (c) Except as disclosed on Section 5.05 of the GGP Disclosure Schedule, and except for (i) the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder, (ii) the filing and recordation of appropriate merger documents as required by the DGCL and (iii) any filings with or approvals from (x) the NYSE and (y) the other Governmental Authorities listed on Section 5.05 of the GGP Disclosure Schedule (the filings and approvals referred to in clauses (i) through (iii) collectively referred to as the "GGP REQUIRED APPROVALS"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any third party, any Governmental Authority or regulatory body is necessary for the execution and delivery of this Agreement by GGP, GGC and Sub or the consummation by GGP, GGC and Sub of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not reasonably be expected to have a GGP Material Adverse Effect.

            Section 5.06. Reports and Financial Statements. (a) Prior to the date hereof, GGP has delivered or made available to the Company or its representatives true, correct and complete copies of the (i) unaudited balance sheets of GGP and the GGP Subsidiaries as of December 31, 1998 and the related unaudited statements of income for the fiscal year then ended; (ii) unaudited balance sheets of GGP and the GGP Subsidiaries as of December 31, 1999 and 2000 and the related unaudited statements of income and cash flows for the fiscal years then ended; and (iii) unaudited balance sheets of GGP and the GGP Subsidiaries as of September 30, 2001 and the related statements of income and cash flows for the nine-month period then ended (collectively, the "GGP REPORTS"). As of their respective dates, except as amended or supplemented prior to the date hereof, the GGP Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The GGP Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto or as may be permitted by the rules and regulations applicable to the quarterly report on Form 10-Q) and fairly present in all material respects the financial position of GGP and the GGP Subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods reported (subject, in the case of the unaudited financial statements, to normal year-end adjustments).

            (b) Not less than three business days prior to the date of filing of the Proxy Statement-Prospectus with the SEC, GGP shall deliver or make available to the Company or its representatives true, correct and complete copies of audited balance sheets of GGP and its subsidiaries as of December 31, 1999, 2000 and 2001 and related audited statements of income and cash flows for the fiscal years then ended, with related footnotes and an unqualified audit opinion, which shall be similar in all material respects to the GGP Reports, provided, however that (X) the audited balance sheets and statements of income and cash flows shall not include such statements for the fiscal year that ended on December 31, 1998 and (Y) the audited balance sheets and statements of income and cash flows for the fiscal year that ended on December 31, 2001 shall reflect a full year rather than a nine-month period ending on September 30, 2001.

            Section 5.07. Absence of Undisclosed Liabilities; Material Adverse Effect. Except as disclosed (i) in the unaudited financial statements of GGP for the period ended September 30, 2001 and the notes thereto or (ii) on Section
5.07 of the GGP Disclosure Schedule, neither GGP nor any GGP Subsidiaries had at September 30, 2001, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies that (i) are accrued or reserved against in the GGP Reports or reflected in the notes thereto or (ii) were incurred in the ordinary course of business, (b) liabilities, obligations or contingencies that (i) would not reasonably be expected to have a GGP Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof, and (c) liabilities, obligations and contingencies that are of a nature not required to be reflected in the consolidated financial statements of GGP and its subsidiaries prepared in accordance with GAAP consistently applied. Since September 30, 2001, there has not occurred any circumstance or event that has had or would reasonably be expected to have a GGP Material Adverse Effect.

            Section 5.08. Litigation. Except as otherwise set forth on Section
5.08 of the GGP Disclosure Schedule, as of the date hereof, there are no claims, suits, actions, proceedings or similar events or matters pending, or, to the knowledge of GGP, threatened in writing against, relating to or affecting GGP or any GGP Subsidiaries, before any Governmental Authority that in any such case would reasonably be expected to have a GGP Material Adverse Effect. Except as otherwise set forth on Section 5.08 of the GGP Disclosure Schedule, neither GGP nor any GGP Subsidiaries is subject to any judgment, decree, injunction, rule or order of any Governmental Authority, or any arbitrator that prohibits the consummation of the transactions contemplated hereby or would reasonably be expected to have a GGP Material Adverse Effect.

            Section 5.09. Solicitation Documentation; Proxy Statement-Prospectus. The information supplied by GGP and/or GGC for inclusion in any Solicitation Documentation , on the date the Proxy Statement-Prospectus (or any amendment or supplement thereto) is first mailed to shareholders of the Company, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and shall not, at the time of the Company Meeting and on the Expiration Date, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting that shall have become false or misleading. The foregoing notwithstanding, GGP and GGC make no representation or warranty with respect to any information supplied by or on behalf of any of the other parties other than GGP or GGC that is contained in the Solicitation Documentation or any amendment or supplement thereto.

            Section 5.10. No Violation of Law. Except as otherwise set forth on
Section 5.10 of the GGP Disclosure Schedule, as of the date hereof, neither GGP nor any GGP Subsidiaries is in violation of or has been given written notice of any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, any applicable Environmental Law, ordinance or regulation) of any Governmental Authority, except for violations that would not reasonably be expected to have a GGP Material Adverse Effect. To the knowledge of GGP, no investigation or review relating individually to GGP or any GGP Subsidiaries by any Governmental Authority is pending or threatened, as of the date hereof other than, in each case, those that would not reasonably be expected to have a GGP Material Adverse Effect. Except as otherwise set forth on Section 5.10 of the GGP Disclosure Schedule, GGP and the GGP Subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals, necessary to conduct their businesses as presently conducted (collectively, the "GGP PERMITS"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which would not reasonably be expected to have a GGP Material Adverse Effect. GGP and the GGP Subsidiaries are not in violation of the terms of any GGP Permit, except for violations that would not reasonably be expected to have a GGP Material Adverse Effect.

            Section 5.11. Compliance with Agreements; Certain Contracts. (a) GGP and each of the GGP Subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred that, with lapse of time or action by a third party, would result in a default under the Current GGP Agreement and related constitutive documents and the respective articles or certificates of incorporation, bylaws or similar organizational instruments of the GGP Subsidiaries.

            (b) Except as set forth in Section 5.11 of the GGP Disclosure Schedule, and except as would not reasonably be expected to have a GGP Material Adverse Effect, neither GGP nor any GGP Subsidiary is as of the date hereof a party to any (i) agreement with any consultant or independent contractor for professional services having a remaining term of at least one year and requiring payments of base salary or fee in excess of $150,000 per year or aggregate payments of base salary in excess of $200,000; (ii) material sales-representative or agency contract that is not terminable on 12 months' (or less) notice; (iii) joint venture or partnership agreement; (iv) agreement materially limiting in any way GGP's or any GGP Subsidiary's ability to compete with any person in any geographic location or any line of business; (v) contract, plan or similar agreement with any director, officer, manager or employee of GGP or any GGP Subsidiary (other than any employment agreements);
(vi) lease, sublease or similar contract with any person (other than GGP or any GGP Subsidiary) under which (A) GGP or any GGP Subsidiary is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) GGP or any GGP Subsidiary is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by GGP or any GGP Subsidiary, in any such case that has an aggregate future liability or receivable, as the case may be, in excess of $100,000 per year and is not terminable by GGP or any GGP Subsidiary by notice of not more than 50 days for a penalty of less than $20,000 per year; (vii) continuing contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice), in any such case that has an aggregate future liability to any person (other than GGP or any GGP Subsidiary) in excess of $100,000 and is not terminable by GGP or any GGP Subsidiary by notice of not more than 60 days for a penalty of less than $10,000; (viii) contract under which GGP or any GGP Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person (including, but not limited to, employees and other than GGP or any GGP Subsidiary) in an amount in excess of $10,000; (ix) material contract providing for indemnification of any person with respect to liabilities relating to any current business of GGP or any GGP Subsidiary, other than such indemnifications made in the ordinary course of business; (x) power of attorney (other than any power of attorney given in the ordinary course of business);
(xi) contract for the sale of any asset of GGP or any GGP Subsidiary (other than sales in the ordinary course of business) having a sales value in excess of $10,000; (xii) currency exchange, interest rate exchange, commodity exchange or similar contract other than with customers in the ordinary course of business; or (xiii) other contract, agreement or arrangement (other than leases for real property) entered into other than in the ordinary course of business, requiring future payment or payments by GGP or any GGP Subsidiary in excess of $100,000 per year. With respect to all contracts listed on Section 5.11 of the GGP Disclosure Schedule, except as otherwise disclosed on Section 5.11 of the GGP Disclosure Schedule, such contracts are valid and binding against GGP or the relevant GGP Subsidiary in all material respects (except for those expired or terminated in accordance with their current terms) and GGP or any GGP Subsidiary is not in material breach thereof or material default thereunder, and there does not exist under any provision thereof any event that, with the giving of notice or the lapse of time or both, would constitute such a material breach or default, and, to the knowledge of GGP or any GGP Subsidiary, no other party to any such contract is (with or without the lapse of time or the giving of notice or both) in breach or default in any material respect thereunder. Section 5.11 of the GGP Disclosure Schedule lists all notes, mortgages, indentures, guarantees and other obligations and agreements and other instruments for or relating to any lending or borrowing (including assumed debt) of $10,000 or more by GGP or any GGP Subsidiary as of the date hereof or to which any assets of GGP or any GGP Subsidiary are subject (except with respect to any such lending or borrowing among GGP and any GGP Subsidiary) as of the date hereof. No officer-level employee has, except as disclosed in Section 5.11 of the GGP Disclosure Schedule, since December 31, 2000 and prior to the date hereof received any notice of the intention of any party to terminate any material agreement set forth above under clauses (i) through (xiii). The enforceability of each material agreement set forth above under clauses (i) through (xiii) shall not be affected in any manner by the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

            (c) Section 5.11 of the GGP Disclosure Schedule sets forth (i) a list of all employment agreements to which GGP or any GGP Subsidiary is a party as of the date hereof having a remaining term of at least one year and requiring payments of base salary in excess of $100,000 per year or aggregate payments of base salary in excess of $200,000 and (ii) the number of severance and retention agreements with employees of GGP or any GGP Subsidiary as of the date hereof to which GGP or any GGP Subsidiary is a party and the approximate aggregate maximum amount of the payments that would be required to be made thereunder.

            Section 5.12. Taxes. GGP and the GGP Subsidiaries have (i) duly filed with the appropriate Governmental Authorities all returns, reports or similar statements (including any attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax ("TAX RETURNS") required to be filed by them, and such Tax Returns are true, correct and complete, and (ii) duly paid in full any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added (collectively, "TAXES") shown as due on such Tax Returns, except in each case where the failure to file such Tax Returns or pay such Tax or the failure of such Tax Returns to be true, correct or complete would not reasonably be expected to have a GGP Material Adverse Effect. There are no material liens for Taxes upon any property or asset of GGP or any GGP Subsidiary, except for liens for Taxes not yet due or Taxes contested in good faith or reserved against in accordance with GAAP. There are no unresolved issues of law or fact specifically set forth in writing in a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service ("IRS") or any other governmental taxing authority with respect to Taxes of GGP or any GGP Subsidiaries that would reasonably be expected to have a GGP Material Adverse Effect, except as reserved against in accordance with GAAP.

            Section 5.13. Employee Benefit Plans; ERISA. (a) Section 5.13 of the GGP Disclosure Schedule includes a complete list of each material employee benefit plan, program or policy providing benefits to any current or former employee, officer, director or member of GGP or any the GGP Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by GGP or any GGP Subsidiaries or to which GGP or any GGP Subsidiaries contributes or is obligated to contribute, including any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder ("ERISA") any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit agreement, plan, program or policy (collectively, the "GGP PLANS").

            (b) With respect to each GGP Plan, GGP has delivered or made available to the Company or its representatives true, correct and complete copy of: (i) all plan documents and trust agreements; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any.

            (c) Except as would not reasonably be expected to have a GGP Material Adverse Effect, the IRS has issued a favorable determination letter with respect to each GGP Plan that is intended to be qualified within the meaning of Section 401(a) of the Code and its related trust that has not been revoked, and, to the knowledge of GGP, there are no circumstances or events that have occurred that would reasonably be expected to result in a revocation of such letter, which cannot be cured without a GGP Material Adverse Effect.

            (d) Except as would not reasonably be expected to have a GGP Material Adverse Effect: (i) GGP and the GGP Subsidiaries have complied, and are now in compliance, with all provisions of ERISA, the Code and all laws and regulations applicable to the GGP Plans and each GGP Plan has been administered in all material respects in accordance with its terms; (ii) none of GGP and the GGP Subsidiaries nor, to the knowledge of GGP, any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the GGP Plans or their related trusts, GGP or any the GGP Subsidiaries, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA; (iii) there are no pending or, to GGP's knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted against the GGP Plans that could reasonably be expected to result in any liability of GGP or any of the GGP Subsidiaries to any GGP Plan participant, to the Pension

Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan or any GGP Plan.

            (e) Except as set forth in Section 5.13 of the GGP Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any material payment or benefit to any employee, officer, director or member of GGP or any of the GGP Subsidiaries.

            (f) No GGP Plan is a multiemployer plan within the meaning of
Section 4001(a)(3) of ERISA (a "MULTIEMPLOYER PLAN") and none of GGP nor any of the GGP Subsidiaries has, at any time since October 1, 1998, contributed to or been obligated to contribute to any Multiemployer Plan.

            Section 5.14. Environmental Matters. (a) Except as would not reasonably be expected to have a GGP Material Adverse Effect, to the knowledge of GGP: (i) GGP and the GGP Subsidiaries have conducted their respective businesses in compliance with all material applicable Environmental Laws,
(ii) none of the properties owned or controlled by GGP or any of the GGP Subsidiaries contains any Hazardous Substance as a result of any activity of GGP or any of the GGP Subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) since December 31, 2000, neither GGP nor any of the GGP Subsidiaries has received any notices, demand letters or requests for information from any federal, state, local or foreign Governmental Authority indicating that GGP or any of the GGP Subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their respective businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the knowledge of GGP threatened, against GGP or any of the GGP Subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law, or in a manner giving rise to any liability under Environmental Law, from any properties owned or controlled by GGP or any of the GGP Subsidiaries as a result of any activity of GGP or any of the GGP Subsidiaries during the time such properties were owned, leased or operated by GGP or any of the GGP Subsidiaries and (vi) neither GGP, the GGP Subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law.

            (b) As used herein, "ENVIRONMENTAL LAW" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, requirement or agreement with any Governmental Authority relating to (x) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect at the date hereof.

            (c) As used herein, "HAZARDOUS SUBSTANCE" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any Governmental Authority or any Environmental Law including any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos-containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

            Section 5.15. Intellectual Property. Except as would not reasonably be expected to have a GGP Material Adverse Effect, (i) GGP and the GGP Subsidiaries own, or are licensed to use, all and any patents, patent rights (including patentable subject matter, patent applications and licenses), know-how, trade secrets, trade secret rights, trademarks (including trademark applications), trademark rights, trade names, trade name rights, service marks, service mark rights, works of authorship, inventions, discoveries, industrial models, industrial designs, software, works, copyrightable subject matters, copyright rights and registrations, mask works, know-how and show-how, emblems, logos, insignia and related marks and registrations, specifications, technical manuals and data, libraries, blueprints, drawings, proprietary processes, product information and development work-in-process and other proprietary intellectual property rights (collectively, "INTELLECTUAL PROPERTY") used in and necessary for the conduct of GGP's business as it is currently conducted,
(ii) to the knowledge of GGP, the use of Intellectual Property by GGP and the GGP Subsidiaries does not infringe on or other otherwise violate the rights of any third party, and is in accordance in all material respects with the applicable license pursuant to which GGP or the GGP Subsidiaries acquired the right to use such Intellectual Property, (iii) to the knowledge of GGP, no third party is challenging, infringing on or otherwise violating any right of GGP or the GGP Subsidiaries in the Intellectual Property, and (iv) neither GGP nor any of the GGP Subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any material Intellectual Property used in and necessary for the conduct of GGP's business as it is currently conducted, and to GGP's knowledge no Intellectual Property is being used or enforced by GGP in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Intellectual Property used in and necessary for the conduct of GGP's business as it is currently conducted.

            Section 5.16. Brokers and Finders. GGP has not entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of GGP to pay any investment banking fees, finder's fees, or brokerage commissions in connection with the transactions contemplated hereby, other than fees payable to Mercury Partners, LLC.

                                   ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
                          THE FUMI SHARE TRUST AND FUMI

            Except as set forth in the Company SEC Reports filed on or prior to the date hereof, or in the disclosure schedule dated as of the date hereof delivered by the Company to Gotham, GGC and GGP (the "COMPANY DISCLOSURE SCHEDULE"), the Company, the FUMI Share Trust and FUMI hereby jointly and severally represent and warrant to Gotham, GGC and GGP as follows; provided, however, that the parties hereto have agreed that the representations and warranties in this Article VI and the information in the Company Disclosure Schedule, other than as set forth in Section 6.05 and as specifically provided in Section 6.06 with respect to VenTek International, Inc. ("VENTEK"), shall not encompass or include any information with respect to
(i) the operations of VenTek or (ii) tenant leases at the Park Plaza Mall property and Circle Tower (as defined below); and provided further that, to the extent the representations and warranties set forth in this Article VI relate to the Company or its subsidiaries or otherwise to entities other than the FUMI Share Trust, FUMI and FUMI's subsidiaries, the representations and warranties of the FUMI Share Trust and FUMI are based solely upon, limited by, and subject to the knowledge of the FUMI Share Trust and FUMI:

            Section 6.01. Organization and Qualification. The Company is a business trust, the FUMI Share Trust is a trust and FUMI is a corporation, each duly organized and validly existing under the laws of the state of its formation and each having the requisite power and authority to own, lease and operate its assets and properties and to carry on its respective businesses as they are now being conducted or as contemplated herein. Each of the Company, the FUMI Share Trust and FUMI is qualified to transact business and, where applicable, is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except as would not reasonably be expected to have a Company Material Adverse Effect. True, accurate and complete copies of the Company's Amended and Restated Declaration of Trust and Bylaws, the FUMI Share Trust's Amended and Restated Declaration of Trust and FUMI's Certificate of Incorporation and Bylaws, and, in each case, any other constitutive documents, in each case as amended and in effect on the date hereof, including all amendments thereto, have heretofore been filed with the SEC or delivered to Gotham or its representatives.

            For purposes of this Agreement, the term "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change or event or effect that is, or could reasonably be expected to be, materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise) of the Company, the FUMI Share Trust, FUMI and their respective subsidiaries taken as a whole (except for any such change, event or effect resulting from or arising out of (i) the announcement of this Agreement and the transactions contemplated hereby or (ii) economic events generally related to the U.S. economy or securities markets generally). The parties agree that the commencement of construction of a mall or similar shopping facility in a location that competes with the Park Plaza Mall shall not constitute a Company Material Adverse Effect. The foregoing notwithstanding, any matter that would constitute a breach by Gotham of Section
4.06 shall not be considered for the purpose of determining whether any change or event or effect gives rise to a Company Material Adverse Effect.

            Section 6.02. Capitalization. (a) The authorized equity of the Company consists of unlimited Company Common Shares and 2,300,000 Company Preferred Shares. The only beneficiaries of the FUMI Share Trust are the holders of Company Common Shares. The authorized equity of FUMI consists of 100 FUMI Shares, all of which are issued and outstanding and owned by the FUMI Share Trust. As of the date hereof, (i) 34,805,912 Company Common Shares and 984,800 Company Preferred Shares were issued and outstanding, all of which Company Common Shares and Company Preferred Shares were validly issued and are fully paid, nonassessable and free of preemptive rights, (ii) -0- Company Common Shares were held in the treasury of the Company, (iii) -0- Company Preferred Shares were held in the treasury of the Company, (iv) 1,000,000 Company Common Shares were reserved for issuance upon exercise of the option or right to purchase Company Common Shares granted under the Company Option Plans or otherwise granted by the Company (each, a "COMPANY OPTION") and Company Warrants issued and outstanding and
(v) 11,316,000 Company Common Shares were reserved for issuance upon conversion of the outstanding Company Preferred Shares, all of which were validly issued and are fully paid, nonassessable and free of preemptive rights. Between September 30, 2001 and the date hereof, (i) no Company Common Shares or Company Preferred Shares have been issued, except in connection with the conversion of Company Preferred Shares or the exercise of Company Options or Warrants issued and outstanding and (ii) no options, warrants, securities convertible into, or commitments with respect to the issuance of, shares of beneficial interests of the Company or the FUMI Share Trust have been issued, granted or made. As of the Effective Time, there shall be no Company Options issued and outstanding.

            (b) Except for (i) Company Preferred Shares, (ii) Company Options issued and outstanding and (iii) Warrants to purchase a maximum of 500,000 Company Common Shares, as of the date hereof, there were no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company, the FUMI Share Trust, FUMI or any of their subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional Company Common Shares, Company Preferred Shares, FUMI Shares or obligating the Company, the FUMI Share Trust, FUMI or any of their respective subsidiaries to grant, extend or enter into any such agreement or commitment.

            (c) Except as provided in Section 6.02(c) of the Company Disclosure Schedule, there are no and shall be no obligations, contingent or otherwise, of the Company, the FUMI Share Trust, FUMI or their respective subsidiaries to (i) redeem or otherwise acquire (A) any Company Common Shares, (B) any Company Preferred Shares, (C) any FUMI Shares or (D) the beneficial interests or other equity interests of any subsidiary of the Company, except in connection with the exercise of (X) conversion rights on account of the Company Preferred Shares,
(Y) Company Options issued and outstanding or (Z) Warrants issued and outstanding, (ii) pay or distribute any dividend or distribution on the Company Preferred Shares or (iii) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any person. There are no outstanding stock appreciation rights or similar derivative securities or rights of the Company, the FUMI Share Trust, FUMI or any their respective subsidiaries. Furthermore, since the issuance of the Company Preferred Shares, the Company has paid dividends on the Company Preferred Shares in an amount at least equal to $0.525 per Company Preferred Share for each Dividend Period (as defined in the Preferred Certificate).

            (d) There are no bonds, debentures, notes or other indebtedness of the Company, the FUMI Share Trust, FUMI or their respective subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of beneficial interests of the Company may vote. Other than the Voting Agreement attached as EXHIBIT A, there are no voting trusts, irrevocable proxies or other agreements or understandings to which the Company, the FUMI Share Trust or any of their respective subsidiaries is a party or is bound with respect to the voting of any Company Common Shares.

            (e) The Company has filed with the SEC or previously made available to Gotham complete and correct copies of the Stock Incentive Plan and the 1999 Share Option Plan for Trustees including all amendments thereto (the "COMPANY OPTION PLANS"). The Company has previously made available to Gotham a complete and correct list setting forth as of the date hereof, the number of Company Options outstanding and the weighted average exercise price for all such outstanding Company Options.

            (f) The "CONVERSION PRICE" (as such term is defined in the certificate of designations of the Company Preferred Shares, as amended or as may be amended after the date hereof) is equal to $5.0824. Since March 21, 2000, the Company has not taken any action, nor has there occurred any event or circumstance, that has changed or caused an adjustment to, or (other than in connection with the execution of this Agreement) could reasonably be expected to change or cause an adjustment to, the Conversion Price. Section 6.02(f) of the Company Disclosure Schedule sets forth, as of the date hereof, the effects of any Adjustment Events (as defined in the Warrant Agreement) pertaining to the Warrants that shall be required on account of the consummation of this Agreement and the transactions contemplated hereby. In addition, Section 6.02(f) of the Company Disclosure Schedule sets forth, as of the date hereof, the current exercise price of the Warrants. Except for a violation of subsection (i)(B) of
Section 6.02(c), which shall be governed solely by Section 6.02(c), the execution, delivery and performance of this Agreement by the Company and the FUMI Share Trust and the consummation of the transactions contemplated hereby shall not in any way violate or otherwise breach the terms of the Certificate of Designations for the Company Preferred Shares.

            (g) The execution, delivery and performance of this Agreement by the Company, the FUMI Share Trust and FUMI and the consummation of the transactions contemplated hereby shall not result in a liquidation of the Company.

            (h) The FUMI Share Trust shall terminate and cease to exist immediately after the Effective Time.

            Section 6.03. Subsidiaries. Section 6.03 of the Company Disclosure Schedule sets forth each direct and indirect subsidiary of the Company and the FUMI Share Trust. Each such subsidiary is duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and each such subsidiary is qualified to transact business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; except in all cases as would not reasonably be expected to have a Company Material Adverse Effect. All of the outstanding capital stock or other equity interests of each subsidiary of the Company and the FUMI Share Trust are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company or the FUMI Share Trust. There are no subscriptions, options, warrants, voting trusts, proxies or other commitments, understandings, restrictions or arrangements to which the Company, the FUMI Share Trust or any of their respective subsidiaries is a party re-lating to the issuance, sale, voting or transfer of any capital stock or other equity interests of any such subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement. Except as set forth in Section 6.03 of the Company Disclosure Schedule, the Company and the FUMI Share Trust have no material investment in any entity other than its subsidiaries.

            Section 6.04. Authority; Non-Contravention; Approvals. (a) Each of the Company, the FUMI Share Trust and FUMI has full power and authority to enter into this Agreement and, subject to the approval of the shareholders of the Company (the "COMPANY SHAREHOLDER APPROVAL"), to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Trustees of the Company and the Trustee of the FUMI Share Trust and the Board of Directors and shareholders of FUMI, and no other proceedings on the part of the Company, the FUMI Share Trust or FUMI are necessary to authorize the execution and delivery of this Agreement or, except for the Company Shareholder Approval and the consummation by the Company, the FUMI Share Trust or FUMI of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, the FUMI Share Trust and FUMI, and, assuming the due authorization, execution and delivery hereof by the parties hereto other than the Company, the FUMI Share Trust and FUMI, this Agreement constitutes a valid and legally binding agreement of the Company and the FUMI Share Trust, enforceable against the Company, the FUMI Share Trust and FUMI in accordance with its terms.

            (b) Except for violations of clause (i)(B) of Section 6.02(c), which shall be governed solely by Section 6.02(c),the execution, delivery and performance of this Agreement by the Company, the FUMI Share Trust and FUMI and the consummation of the transactions contemplated hereby do not and shall not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or require any offer to purchase or any prepayment of any debt or result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of the Company, the FUMI Share Trust, FUMI or any their respective subsidiaries under any of the terms, conditions or provisions of (i) the respective Amended and Restated Declarations of Trust, as amended, certificates of incorporation or bylaws or similar organizational documents of the Company, the FUMI Share Trust, FUMI or any of their respective subsidiaries,
(ii) the Company Preferred Shares, (iii) the Company's 8.875% Senior Notes due September 15, 2003 (the "COMPANY DEBT"), (iv) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to the Company, the FUMI Share Trust, FUMI or any of their respective subsidiaries or any of their respective properties or assets, subject in the case of consummation, to obtaining the Company Required Approvals (as defined below) and the Company Shareholder Approval, or (v) except as set forth in Section 6.04 of the Company Disclosure Schedule and except with respect to insurance policies, which shall be governed solely by Section 6.06(c), any Contract to which the Company, the FUMI Share Trust, FUMI or any of their respective subsidiaries is a party or by which the Company, the FUMI Share Trust, FUMI or any of their respective subsidiaries or any of their respective properties or assets may be bound or affected, other than, in the case of (iv) and (v) above, such violations, conflicts, breaches, defaults, terminations, accelerations, offers, prepayments or creations of liens, security interests or encumbrances that would not reasonably be expected to have a Company Material Adverse Effect.

            (c) Except as disclosed in Section 6.04 of the Company Disclosure Schedule, and except for (i) the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder, (ii) the filing and recordation of appropriate merger documents as required by or advisable under the DGCL and the BSTL (including, any amended declaration of trust in respect of the Company) and (iii) any filings with or approvals from
(x) the NYSE and (y) the other Governmental Authorities listed on Section 6.04 of the Company Disclosure Schedule (the filings and approvals referred to in clauses (i) through (iii) collectively referred to as the "COMPANY REQUIRED APPROVALS"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any third party, any Governmental Authority or regulatory body is necessary for the execution and delivery of this Agreement by the Company, the FUMI Share Trust, FUMI or their respective subsidiaries or the consummation by the Company, the FUMI Share Trust, FUMI or their respective subsidiaries of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals that, if not made or obtained, as the case may be, would not reasonably be expected to have a Company Material Adverse Effect.

            (d) Each of the Trustee of the FUMI Share Trust, the Board of Trustees of the Company and the Board of Directors of FUMI, at meetings duly called and held (or, in the case of the FUMI Share Trust, by written consent of the Trustee), adopted resolutions, which are in full force and effect as of the date hereof, that (i) approve and declare advisable the Mergers, this Agreement and the transactions contemplated hereby (ii) declare that the Mergers, this Agreement and the transactions contemplated hereby are in the best interests of the holders of Company Common Shares and FUMI Shares, (iii) (in the case of the Company) recommend that the holders of Company Common Shares approve the FUR Merger and approve and adopt this Agreement and the transactions contemplated hereby; and (iv) exempt this Agreement and the transactions contemplated hereby from any restrictions that may be contained in the FUMI Share Trust's or the Company's Amended and Restated Declarations of Trust or the Certificate of Incorporation and Bylaws of FUMI and related constitutive documents, each as amended, or any restrictions imposed by applicable law.

            Section 6.05. Reports and Financial Statements. Since June 30, 1998, the Company has filed with the SEC all material forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) (the "COMPANY SEC REPORTS") required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects as to form with all applicable requirements of the appropriate act and the rules and regulations thereunder. As of their respective dates, except as amended or supplemented prior to the date hereof, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (the "COMPANY 10-K") and the unaudited financial statements of the Company included in the Company's Quarterly Report on Form 10-Q (the "COMPANY 10-Q") for the period ended September 30, 2001 have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto or as may be permitted by the rules and regulations applicable to the quarterly report on Form 10-Q) and fairly present in all material respects the financial posi-tion of the Company, the FUMI Share Trust and their respective subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods reported (subject, in the case of the unaudited financial statements, to normal year-end adjustments).

            Section 6.06. Absence of Undisclosed Liabilities; Material Adverse Effect. (a) (i) Except as disclosed in the unaudited financial statements included in the Company 10-Q or the audited financial statements included in the Company 10-K, (ii) except as disclosed in Section 6.06(a) of the Company Disclosure Schedule, (iii) except for violations of law and environmental matters, which shall be governed solely by Sections 6.09 and 6.14, (iv) except for violations of clause (i)(B) of Section 6.02(c), which shall be governed solely by Section 6.02(c), and (v) with respect to VenTek, except for such facts and circumstances outside the knowledge of VenTek's management on the date hereof after due inquiry by VenTek's management, neither the Company, the FUMI Share Trust nor any of their respective subsidiaries has or had, as of September 30, 2001, any liabilities or obligations (whether absolute, accrued, contingent, asserted, unasserted, direct, indirect, arising by operation of law, equity or otherwise) of any nature, except (X) liabilities, obligations or contingencies that are accrued or reserved against in the financial statements in the Company 10-Q or reflected in the notes thereto and (Y) liabilities, obligations and contingencies that are of a nature not required to be reflected in the consolidated financial statements of the Company, the FUMI Share Trust and their respective subsidiaries prepared in accordance with GAAP consistently applied. Except (i) as disclosed in Section 6.06(a) of the Company Disclosure Schedule,
(ii) for any circumstance or event relating to a violation of law or environmental matters, which shall be governed solely by Sections 6.09 and 6.14,
(iii) for violations of clause (i)(B) of Section 6.02(c), which shall be governed solely by Section 6.02(c), and (iv) with respect to VenTek, for facts and circumstances outside the knowledge of VenTek's management after due inquiry by VenTek's management, from September 30, 2001 to the date hereof, there has not occurred any circumstance or event that has had or would reasonably be expected to have a Company Material Adverse Effect.

            (b) The Escrow Agreement (as defined below in Section 7.11) is valid and binding against the parties thereto in all respects. The Company, the FUMI Share Trust and FUMI are not (and have not been) in breach of the Escrow Agreement or in default thereunder, and there does not exist under any provision thereof any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default, and to the knowledge of the Company, no other party to or beneficiary of the Escrow Agreement is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. The Escrow Agreement shall remain binding and in full force and effect through and after the Effective Time. Except as disclosed in Section 6.06(b) of the Company Disclosure Schedule, the Escrow Account (as defined in the Escrow Agreement) contains (and shall contain, as of the Closing Date) sufficient amounts of cash to fund and support any liabilities or obligations of the Company, the FUMI Share Trust, FUMI or their respective subsidiaries relating thereto.

            (c) Section 6.06(c) of the Company Disclosure Schedule lists each insurance policy provided by any third party (other than policies relating solely to the defense and indemnifications of trustees, officers and directors), in effect as of the date hereof for the benefit of the Company, the FUMI Share Trust and their respective subsidiaries. Each such policy is valid and binding and in full force and effect as of the date hereof and shall continue to be so as of the

Closing Date except for those policies of insurance that expire in the interim period between the date hereof and the Closing Date and with respect to such expiring policies of insurance, the Company, the FUMI Share Trust and/or their respective subsidiaries, as the case may be, shall use commercially reasonable efforts to enter into new policies on terms substantially identical to the currently effective policies.

            Section 6.07. Litigation. Except as set forth in Section 6.07 of the Company Disclosure Schedule, as of the date hereof, there are no asserted claims, suits, actions, proceedings or similar events or matters pending, or, to the knowledge of the Company and the FUMI Share Trust, threatened in writing against, relating to or affecting the Company, the FUMI Share Trust or any of their respective subsidiaries, before any Governmental Authority or any arbitrator, that in any such case would reasonably be expected to have a Company Material Adverse Effect. Neither the Company, the FUMI Share Trust, FUMI nor any their respective subsidiaries is subject to any judgment, decree, injunction, rule or order of any Governmental Authority, or any arbitrator that prohibits the consummation of the Mergers or the transactions contemplated hereby or would reasonably be expected to have a Company Material Adverse Effect.

            Section 6.08. Solicitation Documentation; Proxy Statement-Prospectus. The Solicitation Documentation shall not, on the date the Proxy Statement-Prospectus (or any amendment or supplement thereto) is first mailed to shareholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading and shall not, at the time of the Company Meeting and on the Expiration Date, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting that shall have become false or misleading in any material respect. The Solicitation Documentation shall, when filed with the SEC, comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, each of the Company, the FUMI Share Trust and FUMI makes no representation or warranty with respect to information, supplied by or on behalf of the parties hereto other than the Company or the FUMI Share Trust, that is contained in the Solicitation Documentation.

            Section 6.09. No Violation of Law. To the knowledge of the Company, as of the date hereof, neither the Company, the FUMI Share Trust, nor any of their respective subsidiaries is in violation of or has been given written notice of any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including any applicable Environmental Law, ordinance or regulation) of any Governmental Authority, except for violations that would not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company and the FUMI Share Trust, no investigation or review relating individually to the Company, the FUMI Share Trust or any of their respective subsidiaries by any Governmental Authority is pending or threatened, as of the date hereof other than, in each case, those which would not reasonably be expected to have a Company Material Adverse Effect. The Company, the FUMI Share Trust and their respective subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "COMPANY PERMITS"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and ap-provals the absence of which would not reasonably be expected to have a Company Material Adverse Effect. The Company, the FUMI Share Trust and their respective subsidiaries are not in violation of the terms of any Company Permit, except for violations that would not reasonably be expected to have a Company Material Adverse Effect.

            Section 6.10. Compliance with Agreements; Certain Contracts. (a) The Company, the FUMI Share Trust and each of their respective subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred that, with lapse of time or action by a third party, would result in a default under, the respective Amended and Restated Declarations of Trust, as amended, articles or certificates of incorporation, bylaws or similar organizational instruments of the Company, the FUMI Share Trust or any of their respective subsidiaries.

            (b) Except as set forth in Section 6.10 of the Company Disclosure Schedule, neither the Company, the FUMI Share Trust nor any of their respective subsidiaries is as of the date hereof a party to any (i) agreement with any consultant or independent contractor for professional services having a remaining term of at least one year and requiring payments of base salary or fee in excess of $150,000 per year or aggregate payments of base salary in excess of $200,000; (ii) material sales representative or agency contract that is not terminable on 12 months' (or less) notice; (iii) joint venture or partnership agreement; (iv) agreement materially limiting in any way the Company's, the FUMI Share Trust's or any of their respective subsidiaries' ability to compete with any person in any geographic location or any line of business; (v) contract, plan or similar agreement with any director, officer, manager or employee of the Company, the FUMI Share Trust or any of their respective subsidiaries (other than any employment agreements); (vi) lease, sublease or similar contract with any person (other than the Company, the FUMI Share Trust or any of their respective subsidiaries) under which (A) the Company, the FUMI Share Trust or any of their respective subsidiaries is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) the Company, the FUMI Share Trust or any of their respective subsidiaries is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company, the FUMI Share Trust or any of their respective subsidiaries, in any such case that has an aggregate future liability or receivable, as the case may be, in excess of $100,000 per year and is not terminable by the Company, the FUMI Share Trust or any of their respective subsidiaries by notice of not more than 60 days for a penalty of less than $20,000 per year; (vii) continuing contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice), in any such case that has an aggregate future liability to any person (other than the Company, the FUMI Share Trust or any of their respective subsidiaries) in excess of $100,000 and is not terminable by the Company, the FUMI Share Trust or any of their respective subsidiaries by notice of not more than 60 days for a penalty of less than $10,000; (viii) contract under which the Company, the FUMI Share Trust or any of their respective subsidiaries has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person (including, but not limited to, employees and other than the Company, the FUMI Share Trust or any of their respective subsidiaries) in an amount in excess of $10,000; (ix) material contract providing for indemnification of any person with respect to liabilities relating to any current business of the Company, the FUMI Share Trust or any of their respective subsidiaries, other than such indemnifications made in the ordinary course of business; (x) power of attorney (other than any power of attorney given in the ordinary course of business); (xi) contract for the sale of any asset of the Company, the FUMI Share Trust or any of their respective subsidiaries (other than sales in the ordinary course of business) having a sales value in excess of $10,000; (xii) currency exchange, interest rate exchange, commodity exchange or similar contract other than with customers in the ordinary course of business; (xiii) policy of insurance provided by any party for the benefit of the Company, the FUMI Share Trust or their respective subsidiaries; or (xiv) other contract, agreement or arrangement (other than leases for real property) entered into other than in the ordinary course of business, requiring future payment or payments by the Company, the FUMI Share Trust or any of their respective subsidiaries in excess of $100,000 per year.
With respect to all contracts listed on Section 6.10 of the Company Disclosure Schedule, except as otherwise disclosed on Section 6.10 of the Company Disclosure Schedule, such contracts are valid and binding against the Company, the FUMI Share Trust or their relevant respective subsidiaries in all material respects (except for those expired or terminated in accordance with their current terms) and the Company, the FUMI Share Trust or any of their respective subsidiaries is not and shall not be in material breach thereof or material default thereunder, and there does not exist under any provision thereof any event that, with the giving of notice or the lapse of time or both, would constitute such a material breach or default, and, to the knowledge of the Company, the FUMI Share Trust or any of their respective subsidiaries, no other party to any such contract is or shall be (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Section 6.10 of the Company Disclosure Schedule lists all notes, mortgages, indentures, guarantees and other obligations and agreements and other instruments for or relating to any lending or borrowing (including assumed debt) of $10,000 or more by the Company, the FUMI Share Trust or any of their respective subsidiaries as of the date hereof or to which any assets of the Company, the FUMI Share Trust or any of their respective subsidiaries are subject (except with respect to any such lending or borrowing among the Company, the FUMI Share Trust or any of their respective subsidiaries) as of the date hereof. No officer-level employee has, except as disclosed in Section 6.10 of the Company Disclosure Schedule, since December 31, 2000 and prior to the date hereof received any notice of the intention of any party to terminate any material agreement set forth above under clauses (i) through (xiv). Except as disclosed in Section 6.10 of the Company Disclosure Schedule, the enforceability of each material agreement set forth above under clauses (i) through (xiv) shall not be affected in any manner by the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

            (c) The execution, delivery and performance of this Agreement by the Company and the FUMI Share Trust and the consummation of the transactions contemplated hereby shall not in any way affect that certain Lease Agreement by and between Frank M. Fauvre and Lillian S. Fauvre, lessors, and the German American Trust Company, an Indiana corporation, its successors and assigns, dated April 28, 1910 (the "CIRCLE TOWER LEASE").

            (d) Section 6.10 of the Company Disclosure Schedule sets forth (i) a list of all employment agreements to which the Company, the FUMI Share Trust or any of their respective subsidiaries is a party as of the date hereof having a remaining term of at least one year and requiring payments of base salary in excess of $100,000 per year or aggregate payments of base salary in excess of $200,000 and (ii) the number of severance and retention agreements with employees of the Company, the FUMI Share Trust or any of their respective subsidiaries as of the date hereof to which the Company, the FUMI Share Trust or any of their respective subsidiaries is a party and the approximate aggregate maximum amount of the payments that would be required to be made thereunder.

            Section 6.11. Taxes. (a) The Company, the FUMI Share Trust and their respective subsidiaries have (i) duly filed with the appropriate Governmental Authorities all returns, reports or similar statements (including any attached schedules) required to be filed with respect to any material Tax, including Tax Returns required to be filed by them, and such Tax Returns are true, correct and complete, and (ii) duly paid in full any and all material Taxes shown as due on such Tax Returns. There are no material liens for Taxes upon any property or asset of the Company, the FUMI Share Trust or any of their respective subsidiaries, except for liens for Taxes not yet due or Taxes contested in good faith or reserved against in accordance with GAAP. There are no material unresolved issues of law or fact specifically set forth in writing in a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of the Company, the FUMI Share Trust or any of their respective subsidiaries.

            (b) The Company is a real estate investment trust ("REIT") within the meaning of Section 856 of the Code and, to the Company's knowledge, the Company is a "domestically-controlled" REIT within the meaning of Section 897(h)(4)(B) of the Code.

            (c) As of the end of the Company's tax year ending at the Effective Time, the sum of (i) the net operating loss, if any, of the Company for such taxable year, within the meaning of Section 172(c) of the Code, plus (ii) any net operating loss carryovers of the Company from prior tax years, as specified in Section 172(b) of the Code, shall be at least $15 million.

            (d) The Company shall have no (i) distribution requirement as of the Effective Time, under Section 857(a) of the Code, to qualify to be taxed as a REIT for the taxable year of the Company that shall end as of the Effective Time and to avoid the imposition of any federal income Tax, (ii) net income derived from any prohibited transactions (within the meaning of section 857(b)(6)) or
(iii) net income from foreclosure property (within the meaning of 857(b)(4)).

            Section 6.12. Employee Benefit Plans; ERISA. (a) Section 6.12(a) of the Company Disclosure Schedule includes a complete list of each material employee benefit plan, program or policy providing benefits to any current or former employee, officer or trustee of the Company, the FUMI Share Trust or any of their respective subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company, the FUMI Share Trust or any of their respective subsidiaries or to which the Company, the FUMI Share Trust or any of their respective subsidiaries contributes or is obligated to contribute, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit agreement, plan, program or policy (collectively, the "COMPANY PLANS").

            (b) With respect to each Company Plan, the Company, the FUMI Share Trust and their respective subsidiaries have delivered or made available to Gotham or its representa-tives a true, correct and complete copy of: (i) all plan documents and trust agreements; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any.

            (c) Except as set forth in Section 6.12(c) of the Company Disclosure Schedule, as of the date hereof, (i) each of the Company, the FUMI Share Trust and their respective subsidiaries has no employees, (ii) all Company Plans have been terminated without obligation or other liability to the Company, the FUMI Share Trust, their respective subsidiaries (and each of the forgoing persons' respective successors and assigns) or to any person or governmental entity,
(iii) there are no employment agreements currently existing to which the Company, the FUMI Share Trust or their respective subsidiaries is a party, (iv) there have been no employment agreements to which the Company, the FUMI Share Trust or each of their respective subsidiaries was a party that have not been terminated pursuant to their terms, and (v) all obligations of such persons under any such terminated employment agreements have been satisfied in full. Further, except as set forth in Section 6.06(a) of the Company Disclosure Schedule, as of the date hereof, neither the Company, the FUMI Share Trust nor their respective subsidiaries has any obligations or liabilities in respect of any employees that the Company, the FUMI Share Trust or their respective subsidiaries may have employed prior to the date hereof.

            (d) No Company Plan is intended to be qualified within the meaning of Section 401(a) of the Code.

            (e) Except as would not reasonably be expected to have a Company Material Adverse Effect: (i) the Company, the FUMI Share Trust and their respective subsidiaries have complied, and are now in compliance with, all provisions of ERISA, the Code and all laws and regulations applicable to the Company Plans and each Company Plan has been administered in all material respects in accordance with its terms; (ii) none of the Company, the FUMI Share Trust and their respective subsidiaries nor, to the knowledge of the Company, the FUMI Share Trust or their respective subsidiaries, any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Company Plans or their related trusts, the Company, the FUMI Share Trust or any of their respective subsidiaries, to any tax or penalty imposed under
Section 4975 of the Code or Section 502 of ERISA; and (iii) there are no pending or, to the Company's, the FUMI Share Trust's or their respective subsidiaries' knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted against the Company Plans that could reasonably be expected to result in any liability of the Company, the FUMI Share Trust or any of their respective subsidiaries to any Company Plan participant, to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan or any Company Plan.

            (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any material payment or benefit to any current or former employee, officer or trustee of the Company, the FUMI Share Trust or any of their respective subsidiaries.

            (g) No Company Plan is a Multiemployer Plan and neither of the Company nor any of its subsidiaries has at any time since October 1, 1998, contributed to or been obligated to contribute to, any Multiemployer Plan.

            Section 6.13. Labor Controversies. There are no controversies pending or, to the knowledge of the Company, threatened between the Company, the FUMI Share Trust or their respective subsidiaries and any representatives (including unions and any bargaining unit) of any of their respective employees that would reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, the FUMI Share Trust or their respective subsidiaries there are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company, the FUMI Share Trust or their respective subsidiaries, except for such organizational efforts that would not reasonably be expected to have a Company Material Adverse Effect.

            Section 6.14. Environmental Matters. To the knowledge of the Company, except as set forth in Section 6.14 of the Company Disclosure Schedule, and except as would not reasonably be expected to have a Company Material Adverse Effect, as of the date hereof: (i) the Company, the FUMI Share Trust and their respective subsidiaries have conducted their respective businesses in compliance with all material applicable Environmental Laws, (ii) none of the properties owned or controlled by the Company, the FUMI Share Trust or any of their respective subsidiaries contains any Hazardous Substance as a result of any activity of the Company, the FUMI Share Trust or any of their respective subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) since December 31, 2000, neither the Company, the FUMI Share Trust nor any of their respective subsidiaries has received any notices, demand letters or requests for information from any federal, state, local or foreign Governmental Authority indicating that the Company, the FUMI Share Trust or any of their respective subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their respective businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, the FUMI Share Trust or their respective subsidiaries' threatened, against the Company, the FUMI Share Trust or any of their respective subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law, or in a manner giving rise to any liability under Environmental Law, from any properties owned or controlled by the Company, the FUMI Share Trust or any of their respective subsidiaries as a result of any activity of the Company, the FUMI Share Trust or any of their respective subsidiaries during the time such properties were owned, leased or operated by the Company, the FUMI Share Trust or any of their respective subsidiaries and (vi) neither the Company, the FUMI Share Trust or their respective subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law.

            Section 6.15. Intellectual Property. Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company, the FUMI Share Trust and their respective subsidiaries own, or are licensed to use, all Intellectual Property used in and necessary for the conduct of the Company's, the FUMI Share Trust's or their respective subsidiaries' busi-nesses as they are currently conducted, (ii) to the knowledge of the Company, the FUMI Share Trust or their respective subsidiaries the use of Intellectual Property by the Company, the FUMI Share Trust and their respective subsidiaries does not infringe on or other otherwise violate the rights of any third party, and is in accordance in all material respects with the applicable license pursuant to which the Company, the FUMI Share Trust or their respective subsidiaries acquired the right to use such Intellectual Property, (iii) to the knowledge of the Company, the FUMI Share Trust or their respective subsidiaries no third party is challenging, infringing on or otherwise violating any right of the Company, the FUMI Share Trust or their respective subsidiaries in the Intellectual Property, and (iv) neither the Company, the FUMI Share Trust nor any of their respective subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any material Intellectual Property used in and necessary for the conduct of the Company's, the FUMI Share Trust's or any of their respective subsidiaries' businesses as they are currently conducted, and to the Company's, the FUMI Share Trust's or their respective subsidiaries' knowledge, no Intellectual Property is being used or enforced by the Company in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Intellectual Property used in and necessary for the conduct of the Company's, the FUMI Share Trust's or their respective subsidiaries' businesses as they are currently conducted.

            Section 6.16. Opinion of Financial Advisor. Duff & Phelps, LLC (the "COMPANY FINANCIAL ADVISOR"), retained by the Company as financial advisor to the Special Committee of the Board of Trustees of the Company, has delivered to the Special Committee of the Board of Trustees of the Company an opinion, a copy of which is attached as EXHIBIT H (the "FAIRNESS OPINION"), to the effect that as of February 12, 2002, the Cash Consideration to be received by the holders of the Company Common Shares (other than Gotham and its affiliates) is fair to such holders from a financial point of view.

            Section 6.17. Brokers and Finders. Neither the Company nor the FUMI Share Trust has entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of the Company to pay any investment banking fees, finder's fees or brokerage commissions in connection with the transactions contemplated hereby, other than fees payable to the Company Financial Advisor and Libra Securities, LLC.

                                   ARTICLE VII

                                    COVENANTS

            Section 7.01. Conduct of the Company's Business Pending the Mergers. Except as (i) otherwise contemplated by this Agreement, (ii) required by law,
(iii) disclosed in Section 7.01 of the Company Disclosure Schedule or (iv) consented to in writing by Gotham (which shall not be unreasonably withheld or delayed), after the date hereof and prior to the Effective Time, the Company, the FUMI Share Trust and FUMI shall, and shall cause (or enter into any negotiations, contracts, agreements understandings or arrangements to cause) their respective subsidiaries to:

            (a) conduct their respective businesses in the ordinary course of business;

            (b) subject to applicable law and the fiduciary duties of the Company's Board of Trustees and FUMI's Board of Directors, take any action or refrain from taking any action, enter into any Contract or refrain from entering into any Contract or make any undertaking or refrain from making any undertaking, in each case as requested by Gotham in its sole discretion;

            (c) not (i) amend or propose to amend their respective Amended and Restated Declarations of Trust, certificates of incorporation or bylaws or equivalent organizational documents, (ii) split, combine or reclassify their outstanding equity, shares of beneficial interests or capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for (x) the payment of dividends or distributions to the Company, the FUMI Share Trust or any of their respective subsidiaries by a direct or indirect subsidiary of the Company or the FUMI Share Trust, (y) regular quarterly cash dividends required on account of Company Preferred Shares, with usual declaration, record and payment dates in accordance with the Company's past dividend policy and as required under the terms of the Company Preferred Shares and (z) quarterly cash dividends on the Company Common Shares not to exceed $0.10 per Company Common Share;

            (d) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their equity, shares of beneficial interests or capital stock of any class or any debt or equity securities that are convertible into or exchangeable for such equity, shares of beneficial interests or capital stock, except that (i) the Company may issue Company Common Shares (A) upon exercise of Company Options outstanding on the date hereof or hereafter granted in accordance with the provisions of subclause (ii) of this clause (c) or the Company Preferred Shares and (B) upon exercise of Warrants outstanding on the date hereof, and (ii) the Company may grant Company Options pursuant to existing contractual relationships and as set forth in Section 7.01 of the Company Disclosure Schedule;

           (e) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than borrowings in the ordinary course of business or borrowings under the existing credit facilities of the Company or any of its subsidiaries as such facilities may be amended or replaced in a manner that does not have a Company Material Adverse Effect (the "EXISTING COMPANY CREDIT FACILITIES"), (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its beneficial interests or any options, warrants or rights to acquire any shares of its beneficial interests or any security convertible into or exchangeable for shares of beneficial interests other than in connection with (A) the exercise of outstanding Company Options and Warrants pursuant to the terms of the Company Option Plans and the relevant written agreements evidencing the grant of Company Options and Warrants and (B) the redemption or elimination of the Company Options prior to the Effective Time, (iii) sell, pledge, dispose of or encumber any material assets or businesses other than (X) pledges or encumbrances pursuant to Existing Company Credit Facilities or other permitted borrowings or (Y) sales or dispositions of businesses or assets by the Company, the FUMI Share Trust or their respective subsidiaries to a subsidiary of the Company or as may be required by applicable law, (iv) discharge, make any payments on account of or settle any Action or otherwise waive any rights with respect to any Action or (v) enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing;

            (f) use reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present senior officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them;

            (g) except as otherwise provided in the Company Disclosure Schedule, not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any trustees, officers or employees, except pursuant to (i) applicable law, (ii) the ordinary course of business or (iii) previously existing contractual arrangements or policies;

            (h) not materially increase the salary or monetary compensation of any senior officer or employee whose current base salary is in excess of $25,000 as of the date hereof, except for increases in the ordinary course of business or except pursuant to previously existing contractual arrangements;

            (i) not adopt, enter into or amend to materially increase benefits or obligations of any Company Plan, except (i) in the ordinary course of business, (ii) any of the foregoing involving any such then existing plans, agreements, trusts, funds or arrangements of any company acquired after the date hereof, (iii) as required pursuant to existing contractual arrangements or this Agreement or (iv) as required by applicable law;

            (j) not make any capital or other expenditures or enter into any binding commitment or contract to make such expenditures;

            (k) not take any action or make any undertaking that would cause the Conversion Price to change;

            (l) not enter into any contract or commitment (i) providing for sales by the Company, the FUMI Share Trust or any of their respective subsidiaries or (ii) providing for purchases by the Company, the FUMI Share Trust or any of their respective subsidiaries;

            (m) not make any material Tax election, settle any material Tax claim or assessment, surrender any right to claim a material Tax refund, consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment, or, in the case of the Company, take any action or fail to take any action that would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes, in each case to the extent that such action or inaction would be expected to have an adverse effect on the Company or the FUMI Share Trust; and

            (n) not discharge, settle or pay off any claims, liabilities or obligations of any kind or any nature.

            Section 7.02. Certain Adjustment of Consideration. Anything contained herein to the contrary notwithstanding, at any time prior to the Registration Statement Effective Date, if (i) any required consents, approvals or similar clearances with respect to the Notes (collectively, the "NOTE CONSENTS") cannot be obtained by the Company and/or Gotham or GGC (directly or by and on behalf of each of their respective affiliates) or (ii) the issuance of Notes in connection with the transactions contemplated hereby shall materially delay the consummation of the transactions contemplated hereby other than the issuance of Notes, then, in each case the Merger Consideration shall be adjusted to eliminate the Note Election (and any other provisions hereof relating to Notes shall be completely ineffective) (such election, the "ADJUSTMENT EVENT"). In the event of an Adjustment Event, and subject to Section 7.02, (i) the Cash Amount shall be adjusted to an amount equal to $2.55 less the Aggregate Holdback; (ii) the Gotham Note Payment and Post-Closing Note Redemption shall no longer be required; and (iii) any and all undertakings, terms or conditions contemplated by the Note Terms shall no longer be required or effective.

            Section 7.03. Preparation of Solicitation Documentation and Proxy Statement-Prospectus; Company Meeting. (a) In connection with the Company Meeting and the transactions contemplated hereby, the Company (and to the extent required by applicable law, including the Securities Act and the Exchange Act, the other parties) shall (i) promptly prepare and file with the SEC, use its best efforts to have cleared by the SEC, and thereafter mail to its shareholders as promptly as practicable (X) the Proxy Statement-Prospectus and (Y) to the extent required, the Solicitation Documentation, and, in each case, any amendments or supplements thereto and all other proxy materials for such meeting, (ii) use its commercially reasonable efforts (including postponing or adjourning the Company Meeting to solicit additional proxies) to obtain the necessary approvals by holders of Company Common Shares for the FUR Merger, this Agreement and the transactions contemplated hereby and (iii) otherwise comply with all legal requirements applicable to such meeting and the Solicitation Documentation. The Company (and to the extent applicable, the other parties) shall provide the other parties and their respective legal counsel and financial advisors with sufficient opportunity to review the form and substance of the Solicitation Documentation (including any amendments or supplements thereto) prior to filing such with the SEC. The Company (and to the extent applicable, the other parties) shall provide to the other parties copies of any comments and descriptions of any oral communications received from the SEC in connection therewith. Subject to Section 7.03(b), the Proxy Statement-Prospectus shall contain the unqualified recommendation of the Board of Trustees of the Company that the holders of Company Common Shares vote in favor of the approval and adoption of the FUR Merger, this Agreement and the transactions contemplated hereby.

            (b) The Company shall, as soon as practicable following the date the Registration Statement of which the Proxy Statement-Prospectus forms a part is declared effective by the SEC, duly call, give notice of, convene and hold a Company Meeting for the purpose of seeking the Company Shareholder Approval. Each of the parties shall use its respective reasonable efforts to take such steps as are necessary to hold the Company Shareholders Meeting within 150 days of the date of this Agreement. The Company shall, through the Company Board, recommend to its shareholders that they give the Company Shareholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first two sentences of this Section 7.03(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (de-fined below). Anything contained herein to the contrary notwithstanding, it is understood by the parties that, except as otherwise required by applicable law, the Company Board of Trustees shall not be required to give a recommendation as to the election with respect to the Note Election or the exercise of Subscription Rights.

            Section 7.04. No Solicitation. (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, other than with respect to Gotham, the Company and the FUMI Share Trust shall not, and the Company and the FUMI Share Trust shall not knowingly permit any trustee, director, officer, agent or employee of the Company, the FUMI Share Trust, or any attorney, accountant, investment banker, financial advisor or other agent retained by the Company, the FUMI Share Trust or any of their respective subsidiaries, to (i) initiate, solicit or encourage any inquiry, proposal or offer to acquire any interest in, dispose of or otherwise result in a change of control of the Company or any of its assets (including all or substantially all of the business, properties, assets or beneficial interest of the Company), whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as an "ACQUISITION TRANSACTION"), (ii) engage in negotiations or discussions concerning an Acquisition Transaction,
(iii) provide nonpublic or confidential information to facilitate an Acquisition Transaction or (iv) agree to recommend any unsolicited bona fide written offer or proposal with respect to a potential or proposed Acquisition Transaction (an "ACQUISITION PROPOSAL").

            (b) The provisions of paragraph (a) above or any other provision of this Agreement notwithstanding, prior to the Effective Time, the Company, the FUMI Share Trust and FUMI may, in response to an Acquisition Proposal from a corporation, partnership, person or other entity or group (a "POTENTIAL ACQUIROR") that the Company's Board of Trustees determines, after consultation with its independent financial advisor and legal counsel, could reasonably be expected to lead to a Superior Proposal, furnish confidential or nonpublic information to, and engage in discussions and negotiate with, such Potential Acquiror. For purposes of this Agreement, "SUPERIOR PROPOSAL" means a bona fide Acquisition Proposal made by a Potential Acquiror (i) to acquire, for consideration consisting of cash or publicly traded securities, more than 90% of the Company Common Shares or all or substantially all of the assets of the Company, the FUMI Share Trust and their respective subsidiaries and (ii) that the Company's Board of Trustees determines, in good faith and after consultation with its independent financial advisor and legal counsel, would be more favorable to the holders of the Company Common Shares than the Mergers, this Agreement and the transactions contemplated hereby and for which financing, to the extent required, is then committed or that, in the good faith judgment of the Company's Board of Trustees, is reasonably capable of being obtained.

            (c) The Company shall promptly notify Gotham after receipt of any Acquisition Proposal (and in any event prior to any determination of the Company's Board of Trustees in respect of any such Acquisition Proposal). Such notice to Gotham shall indicate in reasonable detail the identity of the Potential Acquiror and the material terms and conditions of such Acquisition Proposal, to the extent known.

            (d) Nothing contained in this Section 7.04 or any other provision of this Agreement shall prohibit the Company, the Company's Board of Trustees, the FUMI Share Trust, FUMI or FUMI's Board of Directors (or any trustee, director, officer, agent or employee

                                       -48
of the foregoing) from (i) taking and disclosing to the Company's shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rule 14d-9 and 14e-2 promulgated under the Exchange Act, or (ii) making such disclosure to the Company's shareholders as, in the good faith judgment of the Company's Board of Trustees, the Trustee of the FUMI Share Trust or FUMI's Board of Directors, as the case may be, in each case after consultation with outside counsel, is required under applicable law.

            Section 7.05. Access to Information; Confidentiality. (a) Except for competitively sensitive information as to which access, use and treatment is subject to applicable law, the Company, the FUMI Share Trust and their respective subsidiaries shall afford to the other parties and their respective accountants, counsel, financial advisors and other representatives reasonable access during normal business hours upon reasonable notice throughout the period from the date hereof through the Effective Time to their respective properties, books, Contracts, commitments and records and, during such period, shall furnish promptly such information concerning their businesses, properties and personnel as such parties shall reasonably request (including for purposes of determining the Escrow Amount); provided, however, that such investigation shall not unreasonably disrupt the Company's, the FUMI Share Trust's or their respective subsidiaries' operations. All nonpublic information provided to, or obtained by, Gotham or its Representative (as defined in the Confidentiality Agreement) in connection with the transactions contemplated hereby shall be "Confidential Information" for purposes of the Confidentiality Agreement dated August 9, 2001 between Gotham and the Company (the "CONFIDENTIALITY AGREEMENT"), the terms of which shall continue in force until the Effective Time; provided that Gotham, GGC and the Company may disclose such information as may be necessary in connection with seeking the GGP Required Approvals, the Company Required Approvals and the Company Shareholder Approval. The foregoing notwithstanding, the Company, the FUMI Share Trust and their respective subsidiaries shall not be required to provide any information which it reasonably believes it may not provide to the other parties by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which the Company, the FUMI Share Trust or any of their respective subsidiaries is required to keep confidential by reason of contract, agreement or understanding with third parties; provided, however, that in the event the Company, the FUMI Share Trust or their respective subsidiaries do not provide such information, each shall provide, in writing, to the party requesting such information, the reason or reasons for its refusal to provide such information.

            (b) The foregoing notwithstanding, the Company shall promptly advise Gotham, GGC and GGP orally and in writing of any change, circumstance or event that, individually or in the aggregate, has caused or could reasonably be expected to cause any of the representations and warranties of the Company and the FUMI Share Trust on behalf of themselves and their respective subsidiaries contained in this Agreement not to be true and correct in all material respects at or as of the Effective Time, as though made at and as of such time (or, if made as of a specific date, at and as of such date).

            Section 7.06. Post-Closing Note Redemption. Subject to applicable law, and as set forth more fully in the Note Terms in EXHIBIT C, any Notes issued to any former holder of Company Common Shares who exercised his or her Note Election to receive Notes as part of such holder's Merger Consideration (but excluding the Notes issued to any holder in connection with such holder's exercise of his or her Shareholder Note Purchase Right) shall automatically be redeemed by the issuer of the Notes (the "POST-CLOSING NOTE REDEMPTION") ninety
(90) days from and after the Closing Date (the "REDEMPTION TIME"), at a price equal to $60.91 per Note, without interest, unless prior to the Redemption Time, such former holder affirmatively elects to retain ownership of his or her Notes (such redeemed Notes, the "REDEEMED NOTES"). Immediately after the redemption of any Redeemed Notes, Gotham shall purchase from the issuer of the Notes, and the issuer of the Notes shall sell, convey, assign, transfer and deliver to Gotham, such Redeemed Notes at a price equal to $60.91 per Note, which shall be deemed to be fully paid and nonassessable.

            Section 7.07. Section 16 Matters. Prior to the Effective Time, the parties shall take all steps as may be required and permitted to cause the transactions contemplated by this Agreement, including any dispositions of Company Common Shares (including derivative securities with respect to Company Common Shares) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

            Section 7.08. Public Announcements. Other than with respect to any public announcement made by the Company in connection with Section 7.04, the parties shall consult with each other before issuing, and provide each other the opportunity to review and make reasonable comment upon, any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with the NYSE, shall not issue any such press release or make any such public statement prior to such consultation; provided, however, that each of Gotham and the Company may issue a press release or make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made by the parties; provided further that, subject to applicable law, in connection with the transactions contemplated hereby, Gotham, GGP, and their respective legal and financial advisors shall be permitted to engage in "road show" or similar and related activities in respect of the Subscription Rights or any equity offering in respect of the Surviving Corporation, without prior approval or review on the part of the Company.

            Section 7.09. Expenses and Fees. Except as otherwise provided herein (including in the following two sentences), all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses, including fees for accountants, lawyers, financial advisors, contractors and consultants. The foregoing notwithstanding, the Company shall promptly reimburse Gotham and its affiliates and GGP and its affiliates for their reasonable and documented out-of-pocket expenses (including fees for accountants, lawyers, financial advisors, contractors and consultants) incurred in connection with this Agreement and the transactions contemplated hereby in the event that this Agreement is terminated pursuant to Sections 9.01(b)(ii), 9.01(c) (other than with respect to any matter described in Section 7.09 of the Gotham Disclosure Schedule), 9.01(d) or 9.01(e). Furthermore, notwithstanding the first sentence of this Section 7.09, in the event that the Mergers and the transactions contemplated hereby are consummated, the transaction costs related to the Mergers, the Contribution, this Agreement and the transactions contemplated hereby shall be borne by the Surviving Corporation, and accordingly the Surviving Corporation shall promptly reimburse the parties and their affiliates for their respective reasonable expenses in-curred in connection with the Mergers, the Contribution, this Agreement and the transactions contemplated hereby, including fees for accountants, counsel, investment bankers, and financial advisors and consultants.

            Section 7.10. Agreement to Cooperate. (a) Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of Gotham, GGP, the Company, the FUMI Share Trust and their respective subsidiaries (including any amendment, supplement or change of such material contractual relationships reasonably necessary to effect the Mergers, this Agreement and the transactions contemplated hereby), all necessary or appropriate waivers, consents, permits and approvals to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to consummation of the Mergers (and, in such case, to proceed with the consummation of the Mergers as expeditiously as possible), including through all possible appeals; provided, however, notwithstanding any other provision of this Agreement, except as set forth in
Section 7.10(a)(1) of the Gotham Disclosure Schedule (such matters set forth therein, the "SHARED COSTS"), nothing herein shall require Gotham, Sub, GGC or GGP or any of their respective subsidiaries or affiliates to make any out-of-pocket expenses, accrue any liability for its account or make any accommodation or concession to the Company, the FUMI Share Trust, FUMI or any third party (including Governmental Authorities) in connection with this Section
7.10. Except as set forth in Section 7.10(a)(2) of the Gotham Disclosure Schedule (such matters set forth therein, the "DUE AUTHORIZATIONS") or as otherwise provided in Article VIII hereof, there are no waivers, consents, permits and approvals that are conditions to consummation of the transactions contemplated hereby.

            (b) In addition to and without limitation of the foregoing, each of the parties hereto, to the extent applicable, undertakes and agrees to file (and each party agrees to cause any person or entity that may be deemed to be the ultimate parent entity or otherwise to file, if such filing is required by applicable law) as soon as practicable, any form or report required by any other governmental agency relating to antitrust matters. Each of the parties hereto, to the extent applicable, shall (and, in each case, shall cause any such parent entity to) respond as promptly as practicable to any inquiries or requests received from any federal, state, local or other governmental authority or regulatory agency, commission, department or other governmental subdivision, court, tribunal or body (each, a "GOVERNMENTAL AUTHORITY") for additional information or documentation. Each of the parties hereto shall take all reasonable steps necessary to avoid or eliminate each and every impediment under any antitrust, competition, or trade regulation law that may be asserted by any Governmental Authority with respect to the Mergers so as to enable the Effective Time to occur as soon as reasonably practicable. Each party shall (i) promptly notify the other party of any written communication to that party or its affiliates from any Governmental Authority and, subject to applicable law, permit the other party to review in advance any proposed written communication to any of the foregoing; (ii) not agree to participate, or to permit its affiliates to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning this Agreement or the Mergers unless it consults with the other party in advance and, to the extent permitted by such

Governmental Authority, gives the other party the opportunity to attend and participate thereat; and (iii) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any government or regulatory authority or members of their respective staffs on the other hand, with respect to this Agreement and the Mergers.

            Section 7.11. Trustees' and Officers' Indemnification. (a) Provided that any funds available pursuant to that certain Escrow Agreement, dated as of May 22, 1998, by the Company, FUMI and National City Bank (the "ESCROW AGREEMENT"), have been utilized to the fullest extent possible, the Surviving Corporation shall, to the fullest extent permitted by law, honor all of the Company's and FUMI's obligations to indemnify and hold harmless (whether pursuant to the Company's Amended and Restated Declaration of Trust, Bylaws, individual indemnity agreements, applicable laws or otherwise), including, if applicable, any obligations to advance funds for expenses, each present and former trustee, director, officer, employee and agent of the Company or FUMI and each person who served as a trustee, director, officer, member, trustee or fiduciary of another corporation, partnership, limited liability company, joint venture, trust, pension or other employee benefit plan or enterprise, including the FUMI Share Trust, FUMI and FUMI's subsidiaries (each, together with such person's heirs, executors or administrators, an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including advancing attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an "ACTION"), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or after the Effective Time or the Mergers or the other transactions contemplated by this Agreement or arising out of or pertaining to the transactions contemplated by this Agreement; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim. In the event of any such Action, the parties hereto shall cooperate with the Indemnified Party in the defense of any such Action; provided that no out-of-pocket expense is required on account of such cooperation.

            (b) The Surviving Corporation shall purchase a tail insurance policy to the current policies of trustees' and officers' liability insurance maintained by the Company for a period of at least three (3) years with respect to matters arising on or before the Effective Time.

            (c) The Surviving Corporation shall pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 7.11.

            (d) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the Company's, the FUMI Share Trust's, FUMI's or their respective subsidiaries' Amended and Restated Declarations of Trust, Bylaws, individual indemnity agreements, certificates of incorporation, any other indemnification arrangement, applicable law or otherwise. The provisions of this Section 7.11 shall survive the consummation of the Mergers and, anything else contained herein notwithstanding, expressly are intended to benefit each of the Indemnified Parties.

            (e) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.11.

            Section 7.12. Supplemental Indenture. The Surviving Corporation shall execute a supplemental indenture substantially in the form of EXHIBIT I (the "SECOND SUPPLEMENTAL INDENTURE"), effective at the Effective Time, by which
(i) GGC shall assume the debt obligations of the Company issued under the terms of the indenture, dated as of October 1, 1993 and supplemented by the first supplemental indenture dated as of July 31, 1998, relating to the Company Debt (the "COMPANY DEBT INDENTURE"), in the manner and to the extent required by the Company Debt Indenture; and (ii) GGC shall designate, or shall cause to be designated, a trustee to the Company Debt Indenture (such trustee, the "INDENTURE TRUSTEE"), where (x) such Indenture Trustee may or may not be the current trustee to the Company Debt Indenture; and (y) such Indenture Trustee is acceptable to the Company in its reasonable discretion.

            Section 7.13. Market Listing. The parties agree to cooperate and use their respective commercially reasonable efforts to have the Underlying Shares listed on a national securities exchange, authorized to be quoted in an inter-dealer quotation system of a registered national securities association or an over-the-counter market. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the foregoing.

            Section 7.14. Certain Actions and Undertakings by the FUMI Share Trust. The FUMI Share Trust acknowledges and agrees that, upon the consummation of the transactions contemplated hereby, it shall terminate by its own terms and, to the extent that it does not terminate by its own terms, the trustee or trustees of the FUMI Share Trust shall take such actions and/or undertakings as are necessary to terminate the FUMI Share Trust (including any amendment of the FUMI Share Trust's Amended and Restated Declaration of Trust, as amended).

            Section 7.15. Advice of Changes. After due inquiry by the Company, its auditors and management of VenTek, and prior to the determination of the Escrow Amount, the Company shall promptly advise Gotham in writing of (i) any change, fact, circumstance, condition or event that has had or could reasonably be expected to have a Company Material Adverse Effect, (ii) any failure of the Company, the FUMI Share Trust, FUMI or their respective subsidiaries to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder or (iii) any change, fact, circumstance, condition or event that could have an effect on the determination of the Escrow Amount pursuant to
Section 2.14.

            Section 7.16. Affiliates. The Company (i) has disclosed in Section
7.16 of the Company Disclosure Schedule, all persons who are, or may be, as of the date hereof its "affiliates" for purposes of Rule 145 under the Securities Act, and (ii) shall use its commercially rea-sonable efforts to cause each person who is identified as its "affiliate" in
Section 7.16 of the Company Disclosure Schedule to deliver to Gotham and the Surviving Corporation as promptly as practicable but in no event later than 10 days prior to the Closing Date, a signed agreement in respect of any such "affiliate" substantially in the form attached as EXHIBIT J (the "AFFILIATE LETTER"). The Company shall notify Gotham and the Surviving Corporation from time to time of any other person who then is, or may be, such an "affiliate" and use its commercially reasonable efforts to cause each additional person who is identified as an "affiliate" to execute a signed agreement as set forth in this
Section 7.16.

            Section 7.17. Creation of Golf LLC. Prior to the Contribution, GGC shall create Golf LLC, which shall be duly organized and validly existing under the laws of the state of its formation and shall have the requisite power and authority to execute and consummate the transactions required herein pertaining to Golf LLC.

            Section 7.18. Purchase of Underlying Shares. In connection with the transactions contemplated hereby, Gotham agrees to (i) cause Underlying Shares (issued not later than the Effective Time) to be purchased from GGC (either in connection with this Agreement or otherwise) or (ii) have Subscription Rights exercised (including in connection with (A) the exercise by any holder of Company Common Shares of his or her Basic Subscription Privilege or Oversubscription Privilege or (B) GGC's exercise of its Over-allotment Right), in any case such that Underlying Shares (issued not later than the Effective
Time) are purchased from GGC, for an aggregate cash purchase price of at least $10,000,000. For the purpose of clarity, it is acknowledged and agreed that Gotham shall be deemed to have complied with the foregoing sentence whether the subject Underlying Shares are purchased directly by Gotham, its affiliates, any third party or otherwise.

                                  ARTICLE VIII

                  CONDITIONS TO THE MERGERS AND CONTRIBUTION

            Section 8.01. Conditions to the Obligations of Each Party. The respective obligations of the parties to consummate the Mergers and the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions:

            (a) the FUR Merger, this Agreement and the transactions contemplated hereby shall have been approved and adopted by no less than a majority vote of Company Common Shares;

            (b) each of the parties, to the extent applicable to such party, shall have executed and delivered all of the documents necessary or required to effect the Mergers and the transactions contemplated hereby, including the Exhibits substantially in the forms attached hereto, which include (i) the Restated GGP Agreements; (ii) the Equityholders Agreement;
      (iii) the Second Supplemental Indenture; (iv) the Affiliate Letter; (v) the Certificates of Merger and (vi) the Escrow Arrangement (including depositing of funds related thereto as required pursuant to the terms hereof); and the Company, Gotham, GGP and Stephen J. Garchik shall have performed all of their respective obligations pur-suant to that certain letter agreement, dated as of the date hereof, by and among the Company, Gotham, GGP and Stephen J. Garchik;

            (c) no judgment, injunction, order or decree of a court or Governmental Authority or authority of competent jurisdiction shall be in effect which has the effect of making the Mergers or the transactions contemplated hereby illegal or otherwise restraining or prohibiting the consummation of the Mergers or the transactions contemplated hereby (subject to the terms of this Agreement, each party agreeing to use its reasonable commercial efforts, including appeals to higher courts, to have any judgment, injunction, order or decree lifted);

            (d) (i) any waiting period applicable to consummation of the Mergers under the applicable antitrust law shall have expired or terminated, (ii) all necessary and any material registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers relating to the Mergers and the transactions contemplated hereby (and, subject to Section 7.02 hereof, any securities to be issued in connection with this Agreement and the transactions contemplated hereby) shall have been obtained from Governmental Authorities (including any required filings, registrations or notices required by any State's Blue Sky laws, all material Gotham Required Approvals, GGP Required Approvals and Company Required Approvals listed on Sections 4.02, 5.05 and 6.04 of the Gotham Disclosure Schedule, GGP Disclosure Schedule and Company Disclosure Schedule, respectively, and indicated therein as being a condition to the Closing shall have been filed, made or obtained, as the case may be), and
      (iii) the SEC shall have declared the Proxy Statement-Prospectus effective; no stop order suspending the effectiveness of the Proxy Statement-Prospectus or any part thereof shall have been issued and be in effect; and no proceeding for that purpose, and no similar proceeding with respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC and not concluded or withdrawn; and

            (e) each of the Due Authorizations shall have been obtained.

            Section 8.02. Conditions to the Obligations of Gotham, GGP, FGPI, FGA, GGC and Sub. The obligations of Gotham, GGP, FGPI, FGA, GGC and Sub to consummate the Mergers are subject to the satisfaction of the following further conditions:

            (a) the Company, the FUMI Share Trust, FUMI and their respective subsidiaries shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Effective Time (including the Company's obligations under Sections 7.15 and 2.14);

            (b) the representations and warranties of the Company, the FUMI Share Trust, FUMI and their respective subsidiaries contained in this Agreement shall be true and correct at and as of the Effective Time as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to amount, individually or in the aggregate, to a monetary liability greater than or equal to $65 million; provided, however, that the representations and warranties of the Company, the FUMI Share Trust, FUMI and their re-spective subsidiaries set forth in Sections 6.02, 6.04(a), 6.04(b)(i),
      (ii) and (iii) (and, in the case of 6.04(b)(ii) and (iii), without reference to whether a breach of such representation and warranty is reasonably expected to have a Company Material Adverse Effect) and 6.10(c) shall be true and correct in all respects;

            (c) Gotham shall have received a certificate signed on behalf of the Company, the FUMI Share Trust and FUMI by an executive officer or trustee, as the case may be, of each of the foregoing indicating that the conditions provided in Section 8.02(a) and (b) have been satisfied; and

            (d) Gotham shall have received from Wachtell, Lipton, Rosen & Katz, counsel to Gotham, a written opinion, dated the Closing Date, to the effect that for federal income Tax purposes the Contribution shall constitute an exchange described in Section 351(a) or 351(b) of the Code. In rendering such opinion, counsel to Gotham shall be entitled to rely on customary assumptions and representations reasonably satisfactory to such counsel, including representations set forth in certificates of officers of Gotham.

            Section 8.03. Conditions to the Obligations of the Company. The obligations of the Company, the FUMI Share Trust and FUMI to consummate the Mergers are subject to the satisfaction of the following further conditions:

            (a) each of Gotham, GGP, FGPI, FGA, GGC and Sub shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

            (b) the representations and warranties of Gotham, GGP, FGPI, FGA, GGC and Sub contained in this Agreement shall be true and correct at and as of the Effective Time, as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to materially impair, delay or prevent consummation of the Mergers or the transactions contemplated hereby; and

            (c) the Company shall have received separate certificates signed on behalf of Gotham and GGP, respectively, by an authorized signatory indicating that the conditions pertaining to Gotham and GGP respectively in Sections 8.03(a) and (b) have been satisfied.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01. Termination. This Agreement may be terminated and the Mergers contemplated hereby may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by holders of Company Common Shares):

            (a) by mutual written consent of the Company and Gotham;

            (b) by either Gotham or the Company:

                  (i) if any court of competent jurisdiction in the United
            States or other United States Governmental Authority shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Mergers and such order, decree, ruling or other action is or shall have become final and nonappealable; or, if any necessary and material registration, filing, application, notice, consent, approval, order, qualification and waiver relating to the Mergers and the transactions contemplated hereby (and, subject to Section 7.02, any securities to be issued in connection with this Agreement and the transactions contemplated hereby) has not been obtained from Governmental Authorities (including any required filing, registration or notice required by any State's Blue Sky laws); or

                 (ii) if there is a failure of the occurrence of the
            conditions provided in Section 8.01(a);

            (c) by Gotham if there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that (i) would result in a failure of a condition set forth in
      Section 8.02(a) or (b) and (ii) cannot be cured prior to November 30, 2002; provided, however, that at the time of termination Gotham and its respective affiliates are not in breach of any material representation, warranty or covenant contained in this Agreement;

            (d) by Gotham, if the Board of Trustees of the Company shall have withdrawn or adversely amended in any material respect its approval or recommendation of the FUR Merger, this Agreement or the transactions contemplated hereby (other than the exercise of Subscription Rights or the Note Election) to the Company's shareholders, it being understood that neither (i) disclosure of any competing proposal that is not being recommended by the Board of Trustees of the Company nor (ii) disclosure of any facts or circumstances, together with a statement that the Board of Trustees of the Company continues to recommend approval and adoption of the FUR Merger and this Agreement, shall be considered to be a withdrawal or adverse amendment in any material respect of such approval or recommendation;

            (e) by the Company, after giving Gotham 96 hours' prior written notice of its receipt of an Acquisition Proposal, in order to enter into a definitive agreement providing for an Acquisition Transaction which is a Superior Proposal, provided that (i) the Company Meeting has not yet occurred and (ii) the Company has first complied with the provisions of
      Section 7.09; or

            (f) by the Company, if there has been a material breach by Gotham, GGP, FGA, FGPI, GGC or Sub of any representation, warranty, covenant or agreement contained in this Agreement that (i) would result in a failure of a condition set forth in Section 8.03(a) or (b) and (ii) cannot be cured prior to November 30, 2002; provided, however, that at the time of termination the Company, the FUMI Share Trust and their respective affiliates are not in breach of any material representation, warranty or covenant contained in this Agreement.

The party desiring to terminate this Agreement pursuant to Section 9.01 (other than pursuant to Section 9.01(a)) shall give written notice of such termination to the other parties.

                                    ARTICLE X

                                  MISCELLANEOUS

            Section 10.01. Effect of Termination. In the event of termination of this Agreement by either Gotham or the Company prior to the Effective Time pursuant to the provisions of Section 9.01, this Agreement shall forthwith become void, and there shall be no liability or further obligation on the part of the parties or their respective officers, trustees or directors (except as set forth in the second sentence of Section 7.05(a), Sections 7.08 and 7.09, all of which shall survive the termination). Nothing in this Section 10.01 shall relieve any party from liability for any willful, fraudulent or material breach of any covenant or agreement of such party contained in this Agreement.

            Section 10.02. Non-Survival of Representations and Warranties. No representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 10.02 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after such time.

            Section 10.03. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) if and when received or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            If to the Company, the FUMI Share Trust or FUMI to:

            Imowitz Koenig & Company
            125 Park Avenue
            14th Floor
            New York, New York  10017
            Attention:  Neil Koenig
            Facsimile:  (212) 818-1161

            with copies to:

            Hahn, Loeser & Parks LLP
            3300 BP Tower
            200 Public Square
            Cleveland, Ohio  44114-2301
            Attention:  F. Ronald O'Keefe, Esq.
            Facsimile:  (216) 241-2824

            and

            Shaw Pittman LLP
            2300 N Street, N.W.
            Washington, District of Columbia  20037
            Attention:  Thomas H. McCormick, Esq.
            Facsimile:  (202) 663-8007

            If to GGP, FGPI, FGA, Sub or the Surviving Corporation to:

            Gotham Golf Partners, L.P.
            575 East Chocolate Avenue
            Hershey, Pennsylvania 17033
            Attention:  William Leahy, Esq.,
                      General Counsel
            Facsimile:  (703) 830-5026

            with copies to:

            Hale and Dorr, LLP
            1445 Pennsylvania Avenue, N.W.
            Washington, District of Columbia  20004
            Attention:  Steven S. Snider, Esq.
            Facsimile:  (202) 942-8484

            If to Gotham or GGC to:
            Gotham Partners, L.P.
            110 East 42nd Street
            New York, New York  10017
            Attention:  David S. Klafter, Esq.,
                      General Counsel
            Facsimile:  (212) 286-1133

            with copies to:

            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, New York  10019-6150
            Attention:  Adam O. Emmerich, Esq.
            Facsimile:  (212) 403-2000

            Section 10.04. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) "knowledge" shall mean actual knowledge of the trustees, directors and executive officers of the Company, the FUMI Share Trust and their respective subsidiaries, GGP and Gotham, as the case may be, (iii) "requirement of Law" or "applicable law" shall mean any federal, state, county or local laws, statutes, regula-tions, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority, (iv) the words "subsidiary" or "subsidiaries", with respect to any party, shall mean any corporation, trust, partnership, limited liability company, joint venture or other legal entity, whether incorporated or unincorporated, of which (X) such party or any other subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or (Y) at least a majority of the securities or other interests, which have by their terms ordinary voting power to elect or appoint a majority of the Board of Directors or others performing similar functions with respect to such corporation, trust, limited liability company, joint venture or other entity, as applicable, is directly or indirectly owned or controlled by such party or by any one or more of such party's subsidiaries, and (v) any reference to an Article or a Section shall mean such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            Section 10.05. Miscellaneous. This Agreement (including the documents and instruments referred to herein or attached as Exhibits or Schedules) shall not be assigned by operation of law, succession in interest or otherwise. The parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery or other Courts of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other Courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other Courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

            Section 10.06. Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            Section 10.07. Amendments; Extensions. (a) This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Trustees, Boards of Directors or similar authoritative body, at any time before or after the Company Shareholder Approval has been obtained; provided that, after the Company Shareholder Ap-proval has been obtained, there shall be made no amendment that by law requires further approval by holders of Company Common Stock without the further approval of such holders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            (b) At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Trustees, Boards of Directors or similar authoritative body, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein; provided that after the Company Shareholder Approval has been obtained, there shall be made no waiver that by law requires further approval by holders of Company Common Stock without the further approval of such holders. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

            Section 10.08. Entire Agreement. This Agreement (including the Company, GGP and Gotham Disclosure Schedules and Exhibits hereto) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any person other than the parties hereto any rights or remedies hereunder except for the provisions of Section 8.11, which are intended for the benefit of the Company's former and present officers, trustees, employees and agents.

            Section 10.09. Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

            Section 10.10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

            Section 10.11. No Admission. Nothing herein shall be deemed an admission by the parties in any Action or proceeding by or on behalf of a third party, that such third party is not in breach or violation of, or in default in, the performance or observance of any term or provision of any contract, agreement or understanding.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    FIRST UNION REAL ESTATE EQUITY
                                    AND MORTGAGE INVESTMENTS


                                    By:/s/ DANIEL J. ALTOBELLO
                                       -------------------------------------
                                       Name:  Daniel J. Altobello
                                       Title: Trustee


                                    THAT CERTAIN OHIO TRUST, DECLARED AS OF
                                    OCTOBER 1, 1996, BY ADOLPH POSNICK,
                                     TRUSTEE


                                    By:/s/ ADOLPH POSNICK
                                       -------------------------------------
                                       Name:  Adolph Posnick
                                       Title: Trustee


                                    FIRST UNION MANAGEMENT, INC.


                                    By:/s/ ADOLPH POSNICK
                                       -------------------------------------
                                       Name:  Adolph Posnick
                                       Title: Chairman


                                    GGC MERGER SUB, INC.


                                    By:/s/ WILLIAM F. LEAHY
                                       -------------------------------------
                                       Name:   William F. Leahy
                                       Title:  President

                                    GOTHAM PARTNERS, L.P.

                                    By:  Section H Partners, L.P.,
                                            its general partner

                                    By:  Karenina Corporation,
                                            a general partner of Section H
                                            Partners, L.P.

                                    By:/s/ WILLIAM A. ACKMAN
                                       -------------------------------------
                                       Name:  William A. Ackman
                                       Title: President


                                    GOTHAM GOLF CORP.


                                    By:/s/ WILLIAM F. LEAHY
                                       -------------------------------------
                                       Name:  William F. Leahy
                                       Title: President


                                    FLORIDA GOLF PROPERTIES, INC.


                                    By:/s/ JOHN CAPORALETTI
                                       -------------------------------------
                                       Name:  John Caporaletti
                                       Title: President


                                    FLORIDA GOLF ASSOCIATES, L.P.


                                    By:  GGP, Inc.,
                                           its general partner


                                    By:/s/ STEPHEN J. GARCHIK
                                       -------------------------------------
                                       Name:  Stephen J. Garchik
                                       Title: President

                                    GOTHAM GOLF PARTNERS, L.P.

                                    By:  Florida Golf Properties, Inc.,
                                            its general partner


                                    By:/s/ JOHN CAPORALETTI
                                       -------------------------------------
                                       Name:  John Caporaletti
                                       Title: President